Exhibit 10.59
RECORDING REQUESTED
BY AND WHEN
RECORDED RETURN TO:
Alan J. Robin, Esq.
Shartsis Friese LLP
One Maritime Plaza, 18th Floor
San Francisco, CA 94111
DEED OF TRUST, SECURITY AGREEMENT AND
FIXTURE FILING
BY
HINES REIT 1515 S STREET LP,
a Delaware limited partnership
as Trustor
TO
FIRST AMERICAN TITLE INSURANCE COMPANY,
as Trustee
for the benefit of
METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation,
AND
METLIFE BANK, N.A.,
a national banking association
collectively, as Beneficiary
April 18, 2006

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING
DEFINED TERMS

Execution Date: April 18, 2006

Note: Two promissory notes made by Trustor, each dated as of the Execution Date, (i) one to the order of Metropolitan Life Insurance Company, a New York Corporation (the “Metropolitan Note”) in the principal amount of Twenty Million and No/100ths Dollars ($20,000,000); and (ii) one to the order of MetLife Bank, N.A., a national banking association (“MetLife Bank Note”) in the principal amount of Twenty-Five Million and No/100ths Dollars ($25,000,000) (the Metropolitan Note and the MetLife Bank Note are herein collectively referred to as the “Note”)

Beneficiary & Address:		Collectively, Metropolitan Life Insurance Company,
a New York corporation (“MetLife”), and
MetLife Bank, N.A., a national banking association (“MetLife Bank”)
c/o Metropolitan Life Insurance Company
10 Park Avenue
Morristown, New Jersey 07962
	Attn:	Senior Vice President
Real Estate Investments

with a copy to:

Metropolitan Life Insurance Company
400 South El Camino Real 8th Floor
San Mateo, California 94402
Attn: Vice President

Trustor & Address:		c/o Hines Interests Limited Partnership
2800 Post Oak Blvd.
Suite 5000
Houston, Texas 77056
Attention: Charles N. Hazen

and with a copy to:

Hines REIT 1515 S Street LP
c/o Hines Interests Limited Partnership
101 California Street, Suite 1000
San Francisco, California 94111
Attn: James C. Buie

and with a copy to:

Baker Botts L.L.P.
2001 Ross Avenue
Suite 600
Dallas, Texas 75201-2980
Attn: Joel M. Overton, Jr.

Trustee & Address:	First American Title Insurance Company
899 Pacific Street
San Luis Obispo, CA 93401
Attention: Lisa Blasquez

Liable Parties & Address:	Hines REIT Properties, L.P.
c/o Hines Interests Limited Partnership
2800 Post Oak Blvd.
Suite 5000
Houston, Texas 77056
Attention: Charles N. Hazen

County and State in which the Property is located: Sacramento County, State of California

Use: office, retail and parking

Insurance:
Full Replacement Cost: $54,524,833 (including personal property)
Boiler and Machinery: $13,631,221
Business Income: In an amount sufficient to recover one (1) years’ Business Income (as defined in Section 3.1(1)(3) hereof)
Commercial General Liability: Required Liability Limits: $25,000,000
Address for Insurance Notification:
     Metropolitan Life Insurance Company
     One MetLife Plaza
     27-01 Queens Plaza North
     Long Island City, New York, New York 11101
     Attn: Risk Management Unit, Area: 7C

Loan Documents: The Note, this Deed of Trust, the Reserve Agreement, the Escrow Agreement, and any other documents executed by Trustor and related to the Note and/or this Deed of Trust and all renewals, amendments, modifications, restatements and extensions of these documents (except the Indemnity Agreement and the Guaranty). Reserve Agreement: Reserve Agreement dated as of the Execution Date and executed by Trustor and Beneficiary. Escrow Agreement: the Escrow Agreement dated as of the Execution Date and executed by Trustor and Beneficiary. Indemnity Agreement: Unsecured Indemnity Agreement dated as of the Execution Date and executed by Trustor in favor of Beneficiary. Guaranty: Guaranty dated as of the Execution Date and executed by Liable Party for the benefit of Beneficiary. The Indemnity Agreement and the Guaranty are not Loan Documents and shall survive repayment of the Loan or other termination of the Loan Documents.
     This DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING (this “Deed of Trust”) is entered into as of the Execution Date by Trustor to Trustee for the benefit of Beneficiary with reference to the following Recitals:
RECITALS
     A. This Deed of Trust secures: (1) the payment of the indebtedness evidenced by the Note with interest at the rates set forth in the Note, together with all renewals, modifications, consolidations and extensions of the Note, all additional advances or fundings made by Beneficiary pursuant to the terms of or as permitted by the Loan Documents, and any other amounts required to be paid by Trustor under any of the Loan Documents, (collectively, the “Secured Indebtedness”, and sometimes referred to as the “Loan”) and (2) the full performance by Trustor of all of the terms, covenants and obligations set forth in any of the Loan Documents.
     B. Trustor makes the following covenants and agreements for the benefit of Beneficiary and Trustee.
     NOW, THEREFORE, IN CONSIDERATION of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Trustor agrees as follows:
ARTICLE I
GRANT OF SECURITY
     Section 1.1 REAL PROPERTY GRANT. Trustor irrevocably mortgages, sells, transfers, grants, conveys, assigns and warrants to Beneficiary, its successors and assigns, in trust, with power of sale and right of entry and possession, all of Trustor’s present and future estate, right, title and interest in and to the following which are collectively referred to as the “Real Property”:
          (1) that certain real property located in the County and State which is more particularly described in Exhibit “A” attached to this Deed of Trust or any portion of the real property; all easements, rights-of-way, gaps, strips and gores of land benefiting or forming a part of said real property; streets and alleys abutting or in any way benefiting said real property; sewers and water rights in any way benefiting said real property; privileges, licenses, tenements, and appurtenances appertaining to the real property, and the reversion(s), remainder(s), and claims of Trustor with respect to these items, and the benefits of any existing or future conditions, covenants and restrictions affecting the real property (collectively, the “Land”);
          (2) all things now or hereafter owned by Trustor and affixed to or placed on the Land, including all buildings, structures and improvements, all fixtures and all machinery, elevators, boilers, building service equipment (including, without limitation, all equipment for the generation or distribution of air, water, heat, electricity, light, fuel or for ventilating or air conditioning purposes or for sanitary or drainage purposes or for the removal of dust, refuse or garbage), partitions, and other property now or in the future owned by Trustor and attached, or installed in or forming a part of the improvements and all replacements, repairs, additions, or substitutions to these items (collectively, the “Improvements”);
          (3) all present and future income, rents, revenue, profits, proceeds, accounts receivables and other benefits from the Land and/or Improvements which Trustor is or may be entitled to receive and all deposits made with respect to the Land and/or Improvements, including, but not limited to, any security given to utility companies by Trustor, any advance payment of real estate taxes or assessments or insurance premiums made by Trustor in connection with the Land and/or Improvements and all claims or demands relating to such deposits and other security, including claims for refunds of tax payments or assessments, and all insurance proceeds payable to Trustor in connection with the Land and/or Improvements whether or not such insurance coverage is specifically required under the terms of this Deed of Trust (“Insurance Proceeds”) (all of the items set forth in this paragraph are referred to collectively as “Rents and Profits”);
          (4) all damages, payments and revenue of every kind that Trustor may be entitled to receive, from any person owning or acquiring a right to the oil, gas or mineral rights and reservations of the Land;
          (5) all proceeds and claims arising on account of any damage to, or Condemnation (as hereinafter defined) of any part of the Land and/or Improvements, and all causes of action and recoveries for any diminution in the value of the Land and/or Improvements; and
          (6) all licenses, contracts, management agreements, guaranties, warranties, franchise agreements, permits, or certificates relating to the ownership, use, operation or maintenance of the Land and/or Improvements.
TO HAVE AND TO HOLD the Real Property, unto Trustee, its successors and assigns, in trust, for the benefit of Beneficiary, its successors and assigns, forever subject to the terms, covenants and conditions of this Deed of Trust.
     Section 1.2 PERSONAL PROPERTY GRANT. Trustor irrevocably sells, transfers, grants, conveys, assigns and warrants to Beneficiary, its successors and assigns, a security interest in Trustor’s interest in the following personal property which is collectively referred to as “Personal Property”:

          (1) any portion of the Real Property which may be personal property, and all other personal property, whether now existing or acquired in the future which is owned by Trustor and attached to, appurtenant to, or used in the construction or operation of, or in connection with, the Real Property;
          (2) all rights to the use of water, including water rights appurtenant to the Real Property, pumping plants, ditches for irrigation, all water stock or other evidence of ownership of any part of the Real Property that is owned by Trustor in common with others and all documents of membership in any owner’s association or similar group;
          (3) all plans and specifications prepared for construction of the Improvements; and all contracts and agreements of Trustor relating to the plans and specifications or to the construction of the Improvements;
          (4) all appliances, furniture, furnishings, building materials, supplies, computers and software, window coverings and floor coverings, lobby furnishings, equipment, machinery, fixtures, goods, accounts, general intangibles, letters of credit, deposit accounts, documents, instruments and chattel paper owned by Trustor and used in connection with the ownership, operation, management and/or leasing of the Real Property, and all substitutions, replacements of, and additions to, any of the these items;
          (5) all sales agreements, escrow agreements, similar agreements entered into with respect to the sale of any part of the Real Property, all deposits made in connection therewith and all net proceeds from any such sales (provided, however, Beneficiary shall have no rights of approval or consent with respect to any such sales, escrow or other agreements);
          (6) all proceeds from the voluntary or involuntary disposition or claim respecting any of the foregoing items (including judgments, condemnation awards or otherwise); and
          (7) all names by which the Land and/or Improvements may be operated or known, and all rights to carry on business under those names, and all trademarks, trade names, and goodwill relating to the Land and/or Improvements.
Notwithstanding the foregoing, the term “Personal Property” shall not include any trade fixtures or other personal property owned by tenants of the Property except to the extent that Trustor as landlord holds an interest in any such tenant’s trade fixtures or other personal property under any lease.
     All of the Real Property and the Personal Property are collectively referred to as the “Property.”
     Section 1.3 CONDITIONS TO GRANT. If Trustor shall pay to Beneficiary the Secured Indebtedness, at the times and in the manner stipulated in the Loan Documents, then this

Deed of Trust and all the rights granted by this Deed of Trust shall be released by Beneficiary in accordance with the laws of the State.
ARTICLE II
TRUSTOR COVENANTS
     Section 2.1 DUE AUTHORIZATION, EXECUTION, AND DELIVERY.
          (a) Trustor represents and warrants that the execution of the Loan Documents and the Indemnity Agreement have been duly authorized and there is no provision in the organizational documents of Trustor requiring further consent for such action by any other entity or person.
          (b) Trustor represents and warrants that it is duly organized, validly existing and is in good standing under the laws of the state of its formation and in the State, that it has all necessary licenses, authorizations, registrations, permits and/or approvals to own its properties and to carry on its business as presently conducted.
          (c) Trustor represents and warrants that the execution, delivery and performance of the Loan Documents will not result in Trustor’s being in default under any provision of its organizational documents or of any deed of trust, mortgage, lease, credit or other agreement to which it is a party or which affects it or the Property.
          (d) Trustor represents and warrants that the Loan Documents and the Indemnity Agreement have been duly authorized, executed and delivered by Trustor and constitute valid and binding obligations of Trustor which are enforceable in accordance with their terms.
     Section 2.2 PERFORMANCE BY TRUSTOR. Trustor shall pay the Secured Indebtedness to Beneficiary and shall keep and perform each and every other obligation, covenant and agreement of the Loan Documents.
     Section 2.3 WARRANTY OF TITLE.
          (a) Trustor warrants that it holds marketable and indefeasible fee simple absolute title to the Real Property, and that it has the right and is lawfully authorized to sell, convey or encumber the Property subject only to those property specific exceptions to title contained in Schedule B-1 of the title insurance policy or policies which have been approved by Beneficiary (the “Permitted Exceptions”). The Property is free from all due and unpaid taxes, assessments and mechanics’ and materialmen’s liens.
          (b) Trustor further covenants to warrant and forever defend Beneficiary from and against all persons claiming any interest in the Property, subject, however, to the Permitted Exceptions.

     Section 2.4 TAXES, LIENS AND OTHER CHARGES.
          (a) Unless otherwise paid to Beneficiary as provided in Section 2.5 or contested by Trustor in accordance with the provisions hereinafter set forth, Trustor shall pay all real estate and other taxes and assessments which may be payable, assessed, levied, imposed upon or become a lien on or against any portion of the Property (all of the foregoing items are collectively referred to as the “Imposition(s)”). The Impositions shall be paid not later than ten (10) days before the dates on which the particular Imposition would become delinquent and Trustor shall produce to Beneficiary receipts of the imposing authority, or other evidence reasonably satisfactory to Beneficiary, evidencing the payment of the Imposition in full. If Trustor elects by appropriate legal action to contest any Imposition, Trustor shall first deposit cash with Beneficiary as a reserve in an amount which Beneficiary reasonably determines is sufficient to pay the Imposition plus all fines, interest, penalties and costs which may become due pending the determination of the contest. If Trustor deposits this sum with Beneficiary, Trustor shall not be required to pay the Imposition provided that the contest operates to prevent enforcement or collection of the Imposition, or the sale or forfeiture of, the Property, and is prosecuted with due diligence and continuity. Upon termination of any proceeding or contest, Trustor shall pay the amount of the Imposition as finally determined in the proceeding or contest. Provided that there is not then an Event of Default (as defined in Section 11.1), the monies which have been deposited with Beneficiary pursuant to this Section shall be applied toward such payment and the excess, if any, shall be returned to Trustor.
          (b) In the event of the passage, after the Execution Date, of any law which deducts from the value of the Property, for the purposes of taxation, any lien or security interest encumbering the Property, or changing in any way the existing laws regarding the taxation of mortgages, deeds of trust and/or security agreements or debts secured by these instruments, or changing the manner for the collection of any such taxes, and the law has the effect of imposing payment of any Impositions upon Beneficiary, at Beneficiary’s option, the Secured Indebtedness shall be due and payable on the earlier of (i) one hundred twenty (120) days after written notice to Trustor, or (ii) the date upon which the Secured Indebtedness must be repaid in order to permit Beneficiary to lawfully avoid the consequences of such law or the payment of any Impositions, but no Prepayment Fee or other premium or penalty shall be due in connection therewith. Notwithstanding the preceding sentence, the Beneficiary’s election to accelerate the Loan shall not be effective if (1) Trustor is permitted by law (including, without limitation, applicable interest rate laws) to, and actually does, pay the Imposition or the increased portion of the Imposition and (2) Trustor agrees in writing to pay or reimburse Beneficiary in accordance with Section 11.6 for the payment of any such Imposition which becomes payable at any time when the Loan is outstanding.
     Section 2.5 ESCROW DEPOSITS. Without limiting the effect of Section 2.4 and Section 3.1, Trustor shall pay to Beneficiary (1) monthly on the same date the monthly installment is payable under the Note, an amount equal to 1/12th of the amounts Beneficiary reasonably estimates are necessary to pay, on an annualized basis, (a) all Impositions and (b) the premiums for the insurance policies required under this Deed of Trust (collectively the “Premiums”) until such time as Trustor has deposited an amount equal to the annual charges for these items and, (2) within ten (10) days after Beneficiary’s written demand therefor, any additional amounts necessary to pay the Premiums and Impositions. Trustor will furnish to

Beneficiary bills for Impositions and Premiums thirty (30) days before Impositions become delinquent and such Premiums become due for payment. No amounts paid as Impositions or Premiums shall be deemed to be trust funds and these funds may be commingled with the general funds of Beneficiary; provided that such funds shall be held by Beneficiary in an interest-bearing account, with such interest as may be earned thereon being payable to Trustor from time to time within thirty (30) days after Beneficiary’s receipt of a written request therefor by Trustor. If an Event of Default occurs, Beneficiary shall have the right, at its election, to apply any amounts held under this Section 2.5 in reduction of the Secured Indebtedness, or in payment of the Premiums or Impositions for which the amounts were deposited. If Beneficiary sells or assigns the Loan to a lender unaffiliated with Beneficiary pursuant to its rights under Section 12.1 hereof, the amounts to be deposited pursuant to this Section 2.5 thereafter shall be made by Trustor into an interest-bearing account at a national bank mutually approved by the assignee beneficiary and Trustor.
     The foregoing provisions of this Article notwithstanding, Beneficiary agrees that it shall not require Imposition or Premium deposits by Trustor unless and until:
          (1) An Event of Default exists under the Loan Documents, the Guaranty or the Indemnity Agreement;
          (2) Neither Trustor nor a transferee permitted under Section 10.1 hereof is the owner of the Property; or
          (3) except as expressly permitted in Section 10.1 hereof, there has been a change in the Trustor or the general partners, stockholders or members of Trustor or in the constituent general partners, controlling shareholders or controlling members of any of the entities comprising the general partners of Trustor.
In addition, Beneficiary shall have the right to require Premium Deposits if Trustor fails to furnish to Beneficiary, on or before the 10th day prior to the date upon which any insurance premium would become delinquent, receipts for the payment of such insurance premium or appropriate proof of issuance of a new policy which continues in force the insurance coverage afforded under the expiring policy.
     The foregoing right of Beneficiary to require Imposition or Premium deposits can be exercised by Beneficiary in its absolute discretion by written notice delivered to Trustor by Beneficiary at any time within six (6) months of becoming aware that any of the events described immediately above have occurred, notwithstanding the fact that the Event of Default that triggered the delivery of such notice may be subsequently cured, or that the transfer or non-permitted change is subsequently approved by Beneficiary.
     Section 2.6 CARE AND USE OF THE PROPERTY.
          (a) Trustor represents and warrants to Beneficiary as follows:
               (i) All authorizations, licenses, including without limitation liquor licenses, if any, and operating permits required to allow the Improvements to be operated for the Use have been obtained, paid for and are in full force and effect.

               (ii) The Improvements and their Use comply with (and no notices of violation have been received in connection with) all Requirements (as defined in this Section) and Trustor shall at all times comply with all present or future Requirements affecting or relating to the Property and/or the Use. Trustor shall furnish Beneficiary, on request, proof of compliance with the Requirements. Trustor shall not use or permit the use of the Property, or any part thereof, for any illegal purpose. “Requirements” shall mean all laws, ordinances, orders, covenants, conditions and restrictions and other requirements relating to land and building design and construction, use and maintenance, that may now or hereafter pertain to or affect the Property or any part of the Property or the Use, including, without limitation, planning, zoning, subdivision, environmental, air quality, flood hazard, fire safety, handicapped facilities, building, health, fire, traffic, safety, wetlands, coastal and other governmental or regulatory rules, laws, ordinances, statutes, codes and requirements applicable to the Property, including permits, licenses and/or certificates that may be necessary from time to time to comply with any of the these requirements.
               (iii) Trustor has complied in all material respects with all requirements of all instruments and agreements affecting the Property, whether or not of record, including without limitation all covenants and agreements by and between Trustor and any governmental or regulatory agency pertaining to the development, use or operation of the Property. Trustor, at its sole cost and expense shall, subject to the provisions of this Deed of Trust, keep the Property in good order, condition, and repair, and make all necessary structural and non-structural, ordinary and extraordinary repairs to the Property and the Improvements.
               (iv) Trustor shall abstain from, and not permit, the commission of any waste to the Property and shall not remove or alter in any substantial manner, the structure or character of any Improvements without the prior written consent of Beneficiary; provided, however, Beneficiary’s consent shall not be required for alterations which are made pursuant to the terms of Leases either approved by Beneficiary or as to which Beneficiary’s approval is not required hereunder.
               (v) The zoning approval for the Property is not dependent upon the ownership or use of any property which is not encumbered by this Deed of Trust.
               (vi) Construction of the Improvements on the Property (other than any ongoing tenant improvement work) is complete.
               (vii) The Property is in good repair and condition, free of any material damage, other than that disclosed in that certain Property Condition Report prepared by Marx/Okubo Associates — dated Oct. 25, 2005, Job # 059168 and delivered to Beneficiary.
          (b) Beneficiary shall have the right, at any time and from time to time during normal business hours and upon two (2) days advance written notice to Trustor (other than in an emergency situation, in which case no written notice shall be required), to enter the Property in order to ascertain Trustor’s compliance with the Loan Documents, to examine the condition of the Property, to perform an appraisal, to undertake surveying or engineering work, and to inspect premises occupied by tenants, subject, however, to the terms and provisions of the tenants’ leases. Trustor shall cooperate with Beneficiary performing these inspections. Beneficiary’s rights hereunder include its rights under California Civil Code Section 2929.5, as such Section may be amended from time to time. Trustor shall pay all costs incurred by Beneficiary in connection with any such inspections, except as may otherwise be provided in such Section 2929.5.
          (c) Trustor shall use, or cause to be used, the Property continuously for the Use. Trustor shall not use, or permit the use of, the Property for any other use without the prior written consent of Beneficiary. Trustor shall not file or record a declaration of condominium, master deed of trust or mortgage or any other similar document evidencing the imposition of a so called “condominium regime” whether superior or subordinate to this Deed of Trust and Trustor shall not permit any part of the Property to be converted to, or operated as, a “cooperative apartment house” whereby the tenants or occupants participate in the ownership, management or control of any part of the Property.
          (d) Without the prior written consent of Beneficiary, Trustor shall not (i) initiate or acquiesce in a change in the zoning classification of and/or restrictive covenants affecting the Property or seek any variance under existing zoning ordinances, (ii) use or permit the use of the Property in a manner which may result in the Use becoming a non-conforming use under applicable zoning ordinances, or (iii) subject the Property to restrictive covenants.
     Section 2.7 COLLATERAL SECURITY INSTRUMENTS. Trustor covenants and agrees that if Beneficiary at any time holds additional security for any obligations secured by this Deed of Trust, it may enforce its rights and remedies with respect to such security, at its option, either before, concurrently or after a sale of the Property is made pursuant to the terms of this Deed of Trust. Beneficiary may apply the proceeds of the additional security to the Secured Indebtedness without affecting or waiving any right to any other security, including the security under this Deed of Trust, and without waiving any breach or default of Trustor under this Deed of Trust or any other Loan Document.
     Section 2.8 SUITS AND OTHER ACTS TO PROTECT THE PROPERTY.
          (a) Trustor shall promptly notify Beneficiary of the commencement, or receipt of notice, of any and all actions or proceedings or other material matter or claim affecting the Property and/or the interest of Beneficiary under the Loan Documents which accrue or arise at any time prior to the foreclosure of this Deed of Trust or other transfer of title to the Property in extinguishment of the Secured Indebtedness (collectively, “Actions”). Trustor shall appear in and defend any Actions.
          (b) Beneficiary shall have the right, at the cost and expense of Trustor, to institute, maintain and participate in Actions and take such other action, as it may deem appropriate in the good faith exercise of its discretion to preserve or protect the Property and/or the interest of Beneficiary under the Loan Documents. Any money paid by Beneficiary under this Section shall be reimbursed to Beneficiary in accordance with Section 11.6 hereof.
     Section 2.9 LIENS AND ENCUMBRANCES. Without the prior written consent of Beneficiary, to be exercised in Beneficiary’s sole and absolute discretion, Trustor shall not create, place or allow to remain any lien or encumbrance on the Property, other than the

Permitted Exceptions, including deeds of trust, mortgages, security interests, conditional sales, mechanic liens, tax liens or assessment liens regardless of whether or not they are subordinate to the lien created by this Deed of Trust (collectively, “Liens and Encumbrances”). If any Liens and Encumbrances are recorded against the Property or any part of the Property, Trustor shall obtain a discharge and release of, or bond over, in a manner satisfactory to Beneficiary, any Liens and Encumbrances within twenty (20) days after receipt of notice of their existence, but in all events prior to the foreclosure thereof.
     Section 2.10 SINGLE PURPOSE ENTITY. Trustor represents, warrants, and covenants with Beneficiary that it has not and shall not: (i) engage in business other than owning, managing, leasing, repairing, maintaining and operating the Property; (ii) acquire or own a material asset other than the Property and incidental personal property; (iii) maintain assets in a way difficult to segregate and identify, or commingle its assets with the assets of any other person or entity; (iv) fail to hold itself out to the public as a legal entity separate from any other; (v) fail to conduct business solely in its name or fail to maintain records, accounts or bank accounts separate from any other person or entity; or (vi) dissolve, liquidate, consolidate, merge or sell all or substantially all of its assets, except as permitted under Section 10.1 of this Agreement.
ARTICLE III
INSURANCE
     Section 3.1 REQUIRED INSURANCE AND TERMS OF INSURANCE POLICIES.
          (a) During the term of this Deed of Trust, Trustor at its sole cost and expense must provide insurance policies and certificates of insurance satisfactory to Beneficiary as to amounts, types of coverage and the companies underwriting these coverages as provided below. In no event shall such policies be terminated or otherwise allowed to lapse without replacement policies in effect complying with the requirements set forth below. Trustor shall be responsible for its own deductibles. Trustor shall also pay for any insurance, or any increase of policy limits, not described in this Deed of Trust which Trustor requires for its own protection or for compliance with government statutes. Trustor’s insurance shall be primary and without contribution from any insurance procured by Beneficiary.
     Policies of insurance shall be delivered to Beneficiary in accordance with the following requirements:
          (1) All Risk Property insurance on the Improvements and the Personal Property insuring against any peril now or hereafter included within the classification of “All Risk” or “Special Perils,” including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction endorsements, in each case (i) in an amount equal to 100% of the “Full Replacement Cost” of the Improvements and Personal Property, which for purposes of this Article III shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation and with a Replacement Cost Endorsement; (ii) containing no coinsurance provisions or, if such provisions are contained therein, then containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (iii) providing for no deductible in excess of $250,000; and (iv) containing an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of the Property shall constitute non-conforming structures or uses. The Full Replacement Cost shall be determined from time to time by an appraiser or contractor designated and paid by Trustor and approved by Beneficiary or by an engineer or appraiser in the regular employ of the insurer.
          (2) Commercial General Liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (i) to be on the so-called “occurrence” form with a combined single limit of not less than the amount set forth in the Defined Terms; (ii) to continue at not less than this limit until required to be changed by Beneficiary in writing by reason of changed economic conditions making such protection inadequate; and (iii) to cover at least the following hazards: (a) premises and operations; (b) products and completed operations on an “if any” basis; (c) independent contractors; (d) blanket contractual liability for all written and oral contracts; and (e) contractual liability covering the indemnities contained in this Deed of Trust to the extent available.
          (3) Business Income insurance in an amount sufficient to prevent Trustor from becoming a co-insurer within the terms of the applicable policies, and sufficient to recover one (1) year’s “Business Income” (as hereinafter defined). The amount of such insurance shall be increased from time to time during the terms of this Deed of Trust as and when new leases and renewal leases are entered into and rents payable increase or the annual estimate of gross income from occupancy of the Property increases to reflect such rental increases. “Business Income” shall mean the sum of (i) the total anticipated gross income from occupancy of the Property, (ii) the amount of all charges (such as, but not limited to, operating expenses, insurance premiums and taxes) which are the obligation of tenants or occupants to Trustor, (iii) the fair market rental value of any portion of the Property which is occupied by Trustor, and (iv) any other amounts payable to Trustor or to any affiliate of Trustor pursuant to Leases.
          (4) If Beneficiary determines at any time that any part of the Property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, Trustor will maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount not less than the lesser of (i) the outstanding principal balance of the Loan or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended.
          (5) During the period of any construction or renovation or alteration of the Improvements, a so-called “Builder’s All Risk” insurance policy in non-reporting form for any Improvements under construction, renovation or alteration including, without limitation, for demolition and increased cost of construction or renovation, in an amount approved by Beneficiary including an Occupancy endorsement and Worker’s Compensation Insurance covering all persons engaged in the construction, renovation or alteration in an amount at least equal to the minimum required by statutory limits of the State.
          (6) Workers’ Compensation insurance, subject to the statutory limits of the State, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease in the aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operations (if applicable).
          (7) Boiler & Machinery insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to one hundred percent (100%) of the full replacement cost of all equipment installed in, on or at the Improvements. These policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of an accident or breakdown.
          (8) Insurance from and against all losses, damages, costs, expenses, claims and liabilities related to or arising from acts of terrorism, of such types, in an amount equal to the Full Replacement Cost or as determined by Beneficiary, but in no event shall such amount be less than the Loan Amount as long as such coverage limit is commercially available, with such deductibles, issued by such companies, and on such forms of insurance policies as reasonably required by Beneficiary and as may be commercially available. Coverage may be included in Trustor’s all-risk property insurance policy or in the form of a blanket policy or a stand-alone policy, in each case in a manner reasonably satisfactory to Beneficiary.
          (9) A blanket policy of environmental insurance with an aggregate amount of not less than $10,000,000.00 in the aggregate, and at all times having at least $4,000,000 of coverage available for environmental claims made with respect to the Property and no deductible in excess of $250,000.00.
          (10) Such other insurance as may from time to time be reasonably required by Beneficiary against other insurable hazards, including, but not limited to, vandalism, earthquake, sinkhole and mine subsidence.
          (b) Beneficiary’s interest must be clearly stated by endorsement in the insurance policies described in this Section 3.1 as follows:
          (1) The policies of insurance referenced in Subsections (a)(1), (a)(3), (a)(4), (a)(5) and (a)(7) of this Section 3.1 shall identify Beneficiary under the New York Standard Mortgagee Clause (non-contributory) endorsement (or a clause approved by Beneficiary in its sole and absolute discretion containing substantially the same terms and conditions).

          (2) The insurance policies referenced in Section 3.1 (a)(2) and 3.1 (a)(9) shall name Beneficiary as an additional insured.
          (3) All of the policies referred to in Section 3.1 shall provide for at least thirty (30) days’ written notice to Beneficiary in the event of policy cancellation and/or material change and/or non-renewal.
          (c) All the insurance companies must be authorized to do business in the State of California and be approved by Beneficiary. The insurance companies must have a general policy rating of A or better and a financial class of VIII or better by A.M. Best Company, Inc. and a claims paying ability of BBB or better according to Standard & Poors. Trustor shall deliver evidence satisfactory to Beneficiary of payment of premiums due under the insurance policies.
          (d) Certified copies of the policies, and any endorsements, shall be made available for inspection by Beneficiary upon request. If any policy is canceled before the Loan is satisfied, and Trustor fails to immediately procure replacement insurance, Beneficiary reserves the right but shall not have the obligation immediately to procure replacement insurance at Trustor’s cost.
          (e) Trustor shall be required during the term of the Loan to continue to provide Beneficiary with original renewal policies or replacements of the insurance policies referenced in Section 3.1(a). Beneficiary may accept Certificates of Insurance evidencing insurance policies referenced in Subsections (a)(2), (a)(4) and (a)(6) of this Section 3.1 instead of requiring the actual policies. Beneficiary shall be provided with renewal Certificates of Insurance or Binders not less than fifteen (15) days prior to each expiration. The failure of Trustor to maintain the insurance required under this Article III shall not constitute a waiver of Trustor’s obligation to fulfill these requirements.
          (f) All binders, policies, endorsements, certificates, and cancellation notices are to be sent to the Beneficiary’s Address for Insurance Notification as set forth in the Defined Terms until changed by notice from Beneficiary.
     Section 3.2 ADJUSTMENT OF CLAIMS. Trustor hereby authorizes and empowers Beneficiary to settle, adjust or compromise any claims for damage to, or loss or destruction of, all or a portion of the Property, regardless of whether there are Insurance Proceeds available or whether any such Insurance Proceeds are sufficient in amount to fully compensate for such damage, loss or destruction; provided, however, except during the continuation of an Event of Default hereunder, no such settlement, adjustment or compromise by Beneficiary shall be made without Trustor’s prior written consent to the terms and conditions thereof, which consent shall not be unreasonably withheld, conditional or delayed.
     Section 3.3 ASSIGNMENT TO BENEFICIARY. In the event of the foreclosure of this Deed of Trust or other transfer of the title to the Property in extinguishment of the Secured Indebtedness, all right, title and interest of Trustor in and to any insurance policy, or premiums or payments in satisfaction of claims or any other rights under the insurance policies required under Section 3.1(a) above and any other insurance policies pertaining to the Property with respect to the period prior to the foreclosure of this Deed of Trust, or other transfer of title to the Property in extinguishment of the Secured Indebtedness shall pass to the transferee of the Property.
ARTICLE IV
BOOKS, RECORDS AND ACCOUNTS
     Section 4.1 BOOKS AND RECORDS. Trustor shall keep adequate books and records of account in accordance with generally accepted accounting principles (“GAAP”), or in accordance with other methods acceptable to Beneficiary in its sole discretion, consistently applied and furnish to Beneficiary:
          (a) a quarterly operating statement of the Property detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, and a current rent roll, each to be prepared and certified by Trustor in the form reasonably required by Beneficiary, and if available, any quarterly operating statement prepared by an independent certified public accountant, within thirty to sixty (30-60) days after the close of each fiscal quarter of Trustor;
          (b) an annual balance sheet and profit and loss statement of Trustor in the form required by Beneficiary, prepared and certified by an officer of Trustor within one hundred twenty (120) days after the close of each fiscal year of Trustor; provided that if Trustor is not a Hines Fund or a Hines Affiliate, if required by Beneficiary, such annual balance sheet and profit and loss statement of Trustor shall be audited and prepared by an independent certified public accountant acceptable to Beneficiary in the form required by Beneficiary, prepared and certified by an officer of Trustor
          (c) an annual operating budget presented on a monthly basis consistent with the annual operating statement described above for the Property including cash flow projections for the upcoming two (2) year period and all proposed capital replacements and improvements at least fifteen (15) days prior to the start of each calendar year; and
          (d) an annual ARGUS© valuation file in electronic form which includes, without limitation, a then current rent roll, all income of the Property, and all Property expenses.
     Section 4.2 PROPERTY REPORTS. Upon request from Beneficiary or its representatives and designees, Trustor shall furnish in a timely manner to Beneficiary:
          (a) a property management report for the Property, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and deposits received from tenants and any other information reasonably requested by Beneficiary, in reasonable detail and certified by Trustor (or an officer, general partner, member or principal of Trustor if Trustor is not an individual) to be true and complete in all material respects to its (or his or her, as the case may be) knowledge, but no more frequently than quarterly; and
          (b) an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Beneficiary to obtain information regarding such accounts directly from such financial institutions.
     Section 4.3 ADDITIONAL MATTERS.
          (a) Trustor shall furnish Beneficiary with such other additional financial or management information (including State and Federal tax returns) as may, from time to time, be reasonably required by Beneficiary in form and substance satisfactory to Beneficiary.
          (b) Trustor shall furnish Beneficiary and its agents convenient facilities for the examination and audit of any such books and records.
          (c) Beneficiary and its representatives shall have the right upon prior written notice to examine and audit the records, books, management and other papers of Trustor and its affiliates (including any Liable Parties) which reflect upon their financial condition and/or the income, expenses and operations of the Property, at the Property or at any office regularly maintained by Trustor, its affiliates (including any Liable Parties) where the books and records pertaining to the Property are located. Beneficiary shall have the right upon advance notice to make copies and extracts from the foregoing records and other papers.
ARTICLE V
LEASES AND OTHER AGREEMENTS AFFECTING THE PROPERTY
     Section 5.1 TRUSTOR’S REPRESENTATIONS AND WARRANTIES.
     Trustor represents and warrants to Trustee and Beneficiary, as of the date hereof, as follows:
          (a) There are no leases or occupancy agreements affecting the Property except those leases and amendments listed on Exhibit B to the Assignment of Leases and Trustor has delivered to Beneficiary true, correct and complete copies of all leases, including amendments (collectively, “Existing Leases”) and all guaranties and amendments of guaranties given in connection with the Existing Leases (the “Guaranties”).
          (b) There are no defaults by Trustor under the Existing Leases and Guaranties and, to the best knowledge of Trustor, there are no defaults by any tenants under the Existing Leases or any guarantors under the Guaranties, except in each case, such defaults as may have been previously disclosed to Beneficiary in any executed estoppel certificate obtained by Trustor and delivered to Beneficiary in connection with the Loan. The Existing Leases and the Guaranties are in full force and effect.
          (c) To the best knowledge of Trustor, except as may have been previously disclosed to Beneficiary in any executed estoppel certificate obtained by Trustor and delivered to Beneficiary in connection with the Loan, none of the tenants now occupying 10% or more of the

Property or having a current lease affecting 10% or more of the Property is the subject of any bankruptcy, reorganization or insolvency proceeding or any other debtor-creditor proceeding.
          (d) No Existing Leases may be amended, terminated or canceled unilaterally by a tenant and no tenant may be released from its obligations, except (1) in the event of (i) material damage to, or destruction of, the Property or (ii) condemnation, or (2) as expressly set forth in the Existing Leases.
     Section 5.2 ASSIGNMENT OF LEASES. In order to further secure payment of the Secured Indebtedness and the performance of Trustor’s obligations under the Loan Documents, Trustor absolutely, presently and unconditionally grants, assigns and transfers to Beneficiary all of Trustor’s right, title, interest and estate in, to and under (i) all of the Existing Leases and Guaranties affecting the Property and (ii) all of the future leases of the Property (meaning leases entered into after the date hereof of space in the Property by Trustor) and all amendments thereof, and all guaranties and amendments of guaranties with respect thereto, and (iii) the Rents and Profits. Trustor acknowledges that it is permitted to collect the Rents and Profits pursuant to a revocable license unless and until an Event of Default occurs. The Existing Leases and Guaranties and all such future leases, lease amendments, guaranties and amendments of guaranties are collectively referred to as the “Leases”.
     Section 5.3 PERFORMANCE OF OBLIGATIONS.
          (a) Trustor shall perform all of its obligations under any and all Leases. If any of the acts described in this Section requiring the consent or approval of Beneficiary are done without the written consent of Beneficiary (unless Beneficiary’s consent is deemed given pursuant to the provisions of this Section), then, at the option of Beneficiary, such acts shall be of no force or effect and Trustor’s actions shall constitute a default under this Deed of Trust.
          (b) Trustor agrees to furnish Beneficiary executed copies of all future Leases.
          (c) Trustor shall not, without the express written consent of Beneficiary (unless pursuant to provisions of this Section such consent is deemed given by reason of Beneficiary’s failure to timely respond to a request for consent):
               (i) enter into any new Lease unless (x) such Lease is consistent with the Leasing Guidelines, and (y) such new Lease is on a standard form of Lease developed for the Property which has been previously approved by Beneficiary (the “Standard Lease Form”), provided, however, that Trustor may make non-material changes to such Standard Lease Form so long as such changes do not conflict with the Leasing Guidelines. The Leasing Guidelines are attached hereto as Exhibit “B”; or
               (ii) extend any Lease, provided, however, that Trustor may extend any Lease so long as the terms of such extension are consistent with the Leasing Guidelines agreed to by Beneficiary from time to time or if such extension is pursuant to a right the tenant exercises under its Lease; or
               (iii) cancel or terminate any Leases except in the case of a default unless Trustor has entered into new Leases (which must comply with clause (i) above) (a)

covering all of the premises of the Leases being terminated or surrendered, or (b) less than all of the premises of the Leases being terminated or surrendered if the rent payable under the new Leases is equal to or greater than the rent payable under the Leases being terminated or surrendered, or
               (iv) modify or amend any Leases in any material way or reduce the rent unless, after giving effect to such amendment or modification, the Lease is consistent with the Leasing Guidelines; provided, however, (a) that any such amendment or modification may include non-material modifications so long as such amendment or modification is consistent with the Leasing Guidelines and (b) and nothing in this clause (iv) shall be deemed to prevent Trustor from entering into amendments required under the terms of Leases; or
               (v) unless the tenants remain liable under the Leases, consent to an assignment of the tenant’s interest or to a subletting of the demised premises under any Lease; or
               (vi) accept payment of advance rents in an amount in excess of one month’s rent; or
               (vii) enter into or grant any options to purchase the Property; or
               (viii) enter into any lease that grants recourse against Trustor which is not limited to Trustor’s interest in the Property or to the proceeds thereof.
When Beneficiary’s approval is required under this Section 5.3, Beneficiary shall respond to Trustor’s request for approval with ten (10) business days after Trustor’s submittal of all required information. If Beneficiary fails to respond within such ten (10) business day period, Beneficiary’s approval shall be deemed to have been given if Beneficiary does not furnish a response to Trustor within five (5) business days after Trustor’s second written request for approval of such leasing matter (which may include from time to time submissions for approval of a letter of intent, interim or final drafts of leases or amendments), provided that any second request for approval must be sent after the expiration of such ten (10) business day period and must include the following statement on the first page in all capital letters and boldface type in order for it to be deemed validly delivered to Beneficiary:
“YOUR FAILURE TO RESPOND IN WRITING TO TRUSTOR’S SECOND REQUEST FOR APPROVAL OF THE MATTER DESCRIBED HEREIN RELATING TO A LEASE AT 1515 S STREET, SACRAMENTO, CALIFORNIA, AS SET FORTH HEREIN WITHIN FIVE (5) BUSINESS DAYS FROM THE DATE YOU RECEIVE THIS REQUEST SHALL BE DEEMED TO CONSTITUTE BENEFICIARY’S APPROVAL OF SUCH REQUEST.”
     For purposes of this Section and any letter delivered to Beneficiary pursuant to this Section, the term “business days” shall mean any day other than Saturday or Sunday or any other day on which banks in the State of New York are authorized to be closed.

     Notwithstanding anything herein to the contrary, Trustor shall have the right to enter into Leases or amendments to Leases without Beneficiary’s consent which (i) comply with the Leasing Guidelines then in effect, and (ii) are based on the Standard Lease Form developed for the Property with such non-material changes to such Standard Lease Form that do not conflict with the Leasing Guidelines.
     Section 5.4 SUBORDINATE LEASES. Each Lease entered into after the date hereof affecting the Property shall be absolutely subordinate to the lien of this Deed of Trust and shall also contain a provision, satisfactory to Beneficiary, to the effect that in the event of the judicial or non-judicial foreclosure of the Property, at the election of the acquiring foreclosure purchaser, the particular Lease shall not be terminated and the tenant shall attorn to the purchaser. If Beneficiary requests, Trustor shall cause a tenant or tenants to enter into subordination and attornment agreements or nondisturbance agreements with Beneficiary on forms which have been approved by Beneficiary, subject to such changes and modifications thereto to which Beneficiary shall agree in its reasonable discretion. Notwithstanding the foregoing, if the Lease prepared for said tenant has been approved by Beneficiary (or if such Lease does not require Beneficiary’s prior written consent as set forth in Section 5.3(c)), then, upon Trustor’s request, Beneficiary hereby agrees to a provide a non-disturbance agreement to such tenant on Beneficiary’s standard form of non-disturbance agreement, subject to such changes and modifications thereto to which Beneficiary shall agree in its reasonable discretion. Trustor agrees to pay Beneficiary, if and only if Trustor requests such non-disturbance agreement, (i) a $2,500 fee per non-disturbance agreement provided by Beneficiary, plus (ii) any and all reasonable third party attorneys’ fees incurred by Beneficiary in connection with providing any such non-disturbance agreement.
     Section 5.5 LEASING COMMISSIONS. Trustor covenants and agrees that all contracts and agreements relating to the Property requiring the payment of leasing commissions, management fees or other similar compensation shall (i) provide that the obligation will not be enforceable against Beneficiary and (ii) be subordinate to the lien of this Deed of Trust. Beneficiary will be provided evidence of Trustor’s compliance with this Section upon request.
     Section 5.6 LEASE RESERVE FUND.
          (a) If a CDC Termination Event (as defined in the Reserve Agreement) occurs, Trustor shall deposit with Beneficiary the Lease Reserve Fund (as defined in the Reserve Agreement) in the amount of Five Million Dollars ($5,000,000.00) in accordance with the terms and conditions of the Reserve Agreement. The terms and conditions of the Reserve Agreement are expressly incorporated herein by this reference.
          (b) In the event of an Event of Default under the Loan Documents, the Indemnity Agreement or the Guaranty, the Lease Reserve Fund may be drawn by Beneficiary and the proceeds may be applied as determined by Beneficiary to any amounts outstanding under the Loan and/or actual releasing costs of the Property.

ARTICLE VI
ENVIRONMENTAL HAZARDS
     Section 6.1 REPRESENTATIONS AND WARRANTIES; COVENANTS OF TRUSTOR.
          (a) Representations and Warranties. Trustor hereby represents and warrants to Beneficiary that, as of the date hereof (i) except as disclosed to Beneficiary in that certain Phase I Report by ATC Associates, Inc., dated Sept. 21, 2005, Project 53.09843.0003 as supplemented by letter dated 3/31/06 and delivered to Beneficiary (the “Environmental Report”), neither Trustor nor, to Trustor’s actual knowledge, any tenant, subtenant or occupant of the Property, has at any time placed, suffered or permitted the presence of any Hazardous Materials (as defined in Section 6.5) at, on, under, within or about the Property except for Permitted Materials (as hereinafter defined) and except as expressly approved by Beneficiary in writing, (ii) except as disclosed to Beneficiary in writing in the Environmental Report, all operations or activities upon the Property by Trustor, and any use or occupancy of the Property by Trustor are presently in compliance with all Requirements of Environmental Laws (as defined in Section 6.6), (iii) except as disclosed to Beneficiary in the Environmental Report, Trustor does not know of, and has not received, any written or oral notice or other communication from any person or entity (including, without limitation, a governmental entity) relating to (a) Hazardous Materials at the Property or any other property in reasonable proximity to the Property in violation of Requirements of Environmental Laws or the performance of Remedial Work pertaining thereto, (b) of possible liability of any person or entity relating to the Property pursuant to any Requirements of Environmental Laws, (c) other adverse environmental conditions in connection with the Property or (d) any actual administrative or judicial proceedings in connection with any of the foregoing, and (iv) Trustor has truthfully and fully provided to Beneficiary, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Trustor and that is contained in Trustor’s files and records, including, without limitation, any reports relating to Hazardous Materials in, on, under or from the Property and/or to the environmental condition of the Property. As used herein, the term “Permitted Materials” shall mean and be limited to (i) such cleaning fluids, office products and similar Hazardous Materials as are typically used by owners, managers, operators and tenants of properties similar to the Property in connection with the ownership, operation, maintenance, repair, management and/or leasing of such property, and (ii) with respect to passenger vehicles parking in the parking facilities located on the Land, motor fuel, oil, lubricants and similar substances typically contained within such vehicles, provided the same are only maintained in such quantities and are of such composition as not to pose a risk of a violation of Environmental Laws and are at all times used, stored and disposed of in compliance with the Requirements of Environmental Laws.
          (b) Covenants. Trustor hereby covenants and agrees with Beneficiary that (i) all operations or activities upon the Property by Trustor and any use or occupancy of the Property by Trustor shall be in compliance with all requirements of Environmental Laws, (ii) Trustor will use commercially reasonable efforts to assure that any tenant, subtenant or occupant of the Property shall in the future be in compliance with all Requirements of Environmental Laws applicable to their operations or activities at the Property, and (iii) Trustor shall not do and shall exercise commercially reasonable efforts not to permit any tenant or other user of the Property to do any act that impairs the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property.
     Section 6.2 REMEDIAL WORK. In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the “Remedial Work”) is required at the Property or as a result of conditions at the Property under any Requirements of Environmental Laws, Trustor shall perform or cause to be performed the Remedial Work in compliance with the applicable law, regulation, order or agreement. Unless otherwise agreed in writing by Beneficiary, all Remedial Work shall be performed by one or more contractors, selected by Trustor and reasonably approved in advance in writing by Beneficiary, and under the supervision of a consulting engineer, selected by Trustor and reasonably approved in advance in writing by Beneficiary. All costs and expenses of Remedial Work shall be paid by Trustor including, without limitation, the charges of the contractor(s) and/or the consulting engineer, and Beneficiary’s reasonable attorneys’, architects’ and/or consultants’ fees and costs incurred in connection with monitoring or review of the Remedial Work. In the event Trustor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, the Remedial Work, Beneficiary may, but shall not be required to, cause such Remedial Work to be performed, subject to the provisions of Sections 11.5 and 11.6. Notwithstanding anything to the contrary contained herein, Trustor shall have no obligation to Beneficiary (for reimbursement or otherwise) with respect to Remedial Work required as a direct result of (i) any grossly negligent or willful act of Beneficiary or its respective officers, agents, contractors, subcontractors or employees, or (ii) events or circumstances first occurring after a foreclosure of this Deed of Trust or other transfer of title to the Property in extinguishment of the Secured Indebtedness.
     Section 6.3 ENVIRONMENTAL SITE ASSESSMENT. Beneficiary shall have the right, once per year or, if an Event of Default has occurred and is continuing, as frequently as Beneficiary may deem it appropriate in its sole discretion, to undertake, at the expense of Trustor, an environmental site assessment on the Property, including any testing that Beneficiary may determine, in its sole discretion, is necessary or desirable to ascertain the environmental condition of the Property and the compliance of the Property with Requirements of Environmental Laws. Additionally, Beneficiary shall have the right to undertake, at Beneficiary’s expense, such additional environmental site assessments on the Property as Beneficiary from time to time deems advisable in its reasonable discretion. Trustor shall cooperate fully with Beneficiary and its consultants performing such assessments and tests.
     Section 6.4 UNSECURED OBLIGATIONS. The lien of this Deed of Trust shall not secure (i) any obligations evidenced by or arising under the Indemnity Agreement (“Unsecured Obligations”), or (ii) any other obligations to the extent that they are the same or have the same effect as any of the Unsecured Obligations. The Unsecured Obligations shall continue in full force, and any breach or default of any such obligations shall constitute a breach or default under this Deed of Trust but the proceeds of any foreclosure sale shall not be applied against Unsecured Obligations. Nothing in this Section shall in any way limit or otherwise affect the right of Beneficiary to obtain a judgment in accordance with applicable law for any deficiency in recovery of all obligations that are secured by this Deed of Trust following foreclosure; provided the foregoing shall not extend to diminished value of the Property.
     Section 6.5 HAZARDOUS MATERIALS.
     “Hazardous Materials” shall mean:
          (a) Those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) (“CERCLA”), as amended by Superfund Amendments and Reauthorization Act of l986 (Pub. L. 99-499 100 Stat. 1613) (“SARA”), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.) (“RCRA”), and the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101 et seq., and in the regulations promulgated pursuant to said laws, all as amended;
          (b) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);
          (c) Any material, waste or substance which is (A) petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel, or any mixture thereof, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sections 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317), (E) a chemical substance or mixture regulated under the Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 et seq., (F) flammable explosives, or (G) radioactive materials; and
          (d) Any material, waste or substance which is included within any of the following:
               (i) any of the definitions of “acutely hazardous waste,” “extremely hazardous waste,” “hazardous waste,” “infectious waste,” “retrograde material,” “volatile organic compound” or “waste” pursuant to Cal. Health & Safety Code Sections 25110 et seq.;
               (ii) any chemical known to the State of California to cause cancer or reproductive toxicity as published pursuant to the Safe Drinking Water and Toxic Enforcement Act of 1986, Cal. Health & Safety Code Sections 25249.5 et seq.;
               (iii) the definition of “hazardous substance” pursuant to Cal. Health & Safety Code Section 25281;
               (iv) the definition of “hazardous substance” as used in the Carpenter-Presley-Tanner Hazardous Substance Account Act, Cal. Health & Safety Code, Sections 25300 et seq.;
               (v) either of the definitions of “hazardous materials” or “hazardous substances” pursuant to Cal. Health & Safety Section 25501;

               (vi) the definition of “hazardous material” pursuant to Cal. Health & Safety Code Section 25411;
               (vii) the definition of “asbestos” pursuant to Cal. Health & Safety Code Section 25918;
               (viii) either of the definitions of “air contaminant” or “air pollutant” as used in the Porter-Cologne Water Quality Control Act, Cal. Health & Safety Code Sections 39000 et seq.; and
               (ix) “waste” or “hazardous substance” pursuant to Cal. Water Code Section 13050; and
          (e) Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, California or federal law, or the United States government, or which are classified as hazardous or toxic under federal, California, or local laws or regulations.
     Section 6.6 REQUIREMENTS OF ENVIRONMENTAL LAWS. “Requirements of Environmental Laws” shall mean all requirements of environmental, ecological or health (to the extent relating to environmental matters) laws or regulations or rules of common law related to the environmental condition of the Property, including, without limitation, all requirements imposed by any environmental permit, law, rule, order, or regulation of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, which relate to (i) exposure to Hazardous Materials; (ii) pollution or protection of the air, surface water, ground water, land; (iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal, or transportation; or (iv) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials.
ARTICLE VII
CASUALTY, CONDEMNATION AND RESTORATION
     Section 7.1 TRUSTOR’S REPRESENTATIONS.
     Trustor represents and warrants, as of the date hereof, as follows:
          (a) Except as expressly approved by Beneficiary in writing, no casualty or damage to any part of the Property which would cost more than $50,000 to restore or replace has occurred which has not been fully restored or replaced.
          (b) No part of the Property has been taken in condemnation or other similar proceeding or transferred in lieu of condemnation, nor has Trustor received notice of any proposed condemnation or other similar proceeding affecting the Property.
          (c) There is no pending proceeding for the total or partial condemnation of the Property.

     Section 7.2 RESTORATION.
          (a) Trustor shall give prompt written notice of any casualty to the Property to Beneficiary whether or not required to be insured against. The notice shall describe the nature and cause of the casualty and the extent of the damage to the Property. Trustor covenants and agrees to commence and diligently pursue to completion the Restoration. Notwithstanding the foregoing, Trustor shall not be required to pursue or complete the Restoration if Beneficiary receives and thereafter fails to make available to Trustor Insurance Proceeds sufficient to complete the Restoration.
          (b) Trustor assigns to Beneficiary all Insurance Proceeds which Trustor is entitled to receive in connection with a casualty to the Property whether or not such insurance is required under this Deed of Trust. In the event of any damage to or destruction of the Property, and provided (1) an Event of Default does not currently exist, and (2) Beneficiary has reasonably determined that (i) there has not been an Impairment of the Security (as defined in Section 7.2(c)), and (ii) the repair, restoration and rebuilding of any portion of the Property that has been partially damaged or destroyed (the “Restoration”) can be accomplished during the Term of the Loan in full compliance with all Requirements to substantially the same condition, character and general utility as nearly as possible to that existing immediately prior to the casualty and at least equal in value as that existing immediately prior to the casualty, the Net Insurance Proceeds shall be applied to the Cost of Restoration in accordance with the terms of this Article. Beneficiary shall hold and disburse the Insurance Proceeds less the cost, if any, to Beneficiary of recovering the Insurance Proceeds including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees (the “Net Insurance Proceeds”) to the Restoration.
          (c) For the purpose of this Article, “Impairment of the Security” shall mean any or all of the following: (i) any of the Leases for more than 35,000 square feet existing immediately prior to the damage, destruction condemnation or casualty shall have been cancelled, or shall contain any exercisable right (unless such right is waived in writing) to cancel as a result of the damage, destruction or casualty; (ii) the casualty or damage occurs during the last year of the term of the Loan; or (iii) restoration of the Property is estimated to require more than one year to complete from the date of the occurrence.
          (d) If the Net Insurance Proceeds are to be used for the Restoration in accordance with this Article, Trustor shall comply with Beneficiary’s Requirements For Restoration as set forth in Section 7.4 below. Upon Trustor’s satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing, Beneficiary shall pay any remaining Restoration Funds (as defined in Section 7.4 below) then held by Beneficiary to Trustor.
          (e) In the event that the conditions for Restoration set forth in this Section have not been met, Beneficiary may, at its option, apply the Net Insurance Proceeds to the reduction of the Secured Indebtedness in such order as Beneficiary may determine and Beneficiary may declare the entire Secured Indebtedness immediately due and payable, it being understood that the right of Beneficiary to receive a Prepayment Fee in connection with such payment of the Secured Indebtedness shall be governed by the provisions of Section 9(d) of the

Note. After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Trustor.
     Section 7.3 CONDEMNATION.
          (a) If the Property or any part of the Property is taken by reason of any condemnation or similar eminent domain proceeding, or by a grant or conveyance in lieu of condemnation or eminent domain (“Condemnation”), Beneficiary shall be entitled to all compensation, awards, damages, proceeds and payments or relief for the Condemnation (“Condemnation Proceeds”). At its option, Beneficiary shall be entitled to commence, appear in and prosecute in its own name any action or proceeding or to make any compromise or settlement in connection with such Condemnation. Trustor hereby irrevocably constitutes and appoints Beneficiary as its attorney-in-fact, which appointment is coupled with an interest, to commence, appear in and prosecute any action or proceeding or to make any compromise or settlement in connection with any such Condemnation. Notwithstanding the foregoing, except during the continuation of an Event of Default hereunder, Beneficiary shall not exercise such power of attorney, nor shall any such settlement, adjustment or compromise by Beneficiary be made without Trustor’s prior written consent to the terms and conditions thereof, unless an Event of Default then exists hereunder, which consent shall not be unreasonably withheld, conditioned or delayed.
          (b) Trustor hereby assigns to Beneficiary all Condemnation Proceeds which Trustor is entitled to receive. In the event of any Condemnation, and provided (1) an Event of Default does not currently exist, (2) Beneficiary has reasonably determined that (i) there has not been an Impairment of the Security, and (ii) the Restoration of any portion of the Property that has not been taken can be accomplished during the Term of the Loan in full compliance with all Requirements to substantially the same condition, character and general utility as nearly as possible to that existing immediately prior to the taking and at least equal in value as that existing immediately prior to the taking, then Trustor shall commence and diligently pursue to completion the Restoration. Beneficiary shall hold and disburse the Condemnation Proceeds less the cost, if any, to Beneficiary of recovering the Condemnation Proceeds including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees (the “Net Condemnation Proceeds”) to the Restoration.
          (c) In the event the Net Condemnation Proceeds are to be used for the Restoration, Trustor shall comply with Beneficiary’s Requirements For Restoration as set forth in Section 7.4 below. Upon Trustor’s satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing, Beneficiary shall pay any remaining Restoration Funds (as defined in Section 7.4 below) then held by Beneficiary to Trustor.
          (d) In the event that the conditions for Restoration set forth in this Section have not been met, Beneficiary may, at its option, apply the Net Condemnation Proceeds to the reduction of the Secured Indebtedness in such order as Beneficiary may determine and Beneficiary may declare the entire Secured Indebtedness immediately due and payable, it being understood that the right of Beneficiary to receive a Prepayment Fee in connection with such payment of the Secured Indebtedness shall be governed by the provisions of Section 9(d) of the

Note. After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Trustor.
     Section 7.4 REQUIREMENTS FOR RESTORATION. Unless otherwise expressly agreed in a writing signed by Beneficiary, the following are the Requirements For Restoration:
          (a) If the Net Insurance Proceeds or Net Condemnation Proceeds are to be used for the Restoration, prior to the commencement of any Restoration work (the “Work”), Trustor shall provide Beneficiary for its review and written approval (i) to the extent damage is sufficient to require plans to restore, complete plans and specifications for the Work which (A) have been approved by all required governmental authorities, (B) have been approved by an architect reasonably satisfactory to Beneficiary (the “Architect”) and (C) are accompanied by Architect’s signed statement of the total estimated cost of the Work (the “Approved Plans and Specifications”); (ii) the amount of money (or a letter of credit in such amount, form, scope and substance acceptable to Beneficiary in its sole discretion) which Beneficiary reasonably determines will be sufficient when added to the Net Insurance Proceeds or Condemnation Proceeds to pay the entire cost of the Restoration (collectively referred to as the “Restoration Funds”), which Restoration Funds shall be held in an interest bearing account, with all interest earned therein becoming part of the Restoration Funds; (iii) evidence that the Approved Plans and Specifications and the Work are in compliance with all Requirements; (iv) an executed contract for construction with a contractor reasonably satisfactory to Beneficiary (the “Contractor”) in a form approved by Beneficiary in writing; and (v) a surety bond and/or guarantee of payment with respect to the completion of the Work. The bond or guarantee shall be satisfactory to Beneficiary in form and amount and shall be signed by a surety or other entities who are acceptable to Beneficiary.
          (b) Trustor shall not commence the Work, other than temporary work to protect the Property or prevent interference with business, until Trustor shall have complied with the requirements of subsection (a) of this Section 7.4. So long as there does not currently exist an Event of Default and the following conditions have been complied with or, in Beneficiary’s reasonable discretion, waived, Beneficiary shall disburse the Restoration Funds in increments to Trustor, from time to time as the Work progresses:
               (i) Trustor shall be in charge of the Work.
               (ii) Beneficiary shall disburse the Restoration Funds directly or through escrow with a title company selected by Trustor and reasonably approved by Beneficiary, upon not less than ten (10) days’ prior written notice from Trustor to Beneficiary and Trustor’s delivery to Beneficiary of (A) Trustor’s written request for payment (a “Request for Payment”) accompanied by a certificate by Architect in a form reasonably satisfactory to Beneficiary which states that (a) all of the Work completed to that date has been completed in substantial compliance with the Approved Plans and Specifications and in accordance with all Requirements, (b) the amount requested has been paid or is then due and payable and is properly a part of the cost of the Work, and (c) when added to all sums previously paid by Beneficiary, the requested amount does not exceed the value of the Work completed to the date of such certificate; and (B) evidence satisfactory to Beneficiary that the balance of the Restoration Funds remaining after making the payments shall be sufficient to pay the balance of the cost of the

Work. Each Request for Payment shall be accompanied by (x) waivers of liens covering that part of the Work previously paid for, if any (y) a title search or by other evidence reasonably satisfactory to Beneficiary that no mechanic’s or materialmen’s liens or other similar liens for labor or materials supplied in connection with the Work have been filed against the Property and not discharged of record (or if such liens exist, adequate security (including, if applicable, a bond in form and substance satisfactory to Beneficiary) shall have been provided therefor, provided that in all events any lien must be discharged, released or adequately bonded around, in a manner satisfactory to Beneficiary, within thirty (30) days after receipt of notice of its existence but in all events prior to the foreclosure thereof), and (z) an endorsement to Beneficiary’s title policy insuring that no encumbrance exists on or affects the Property other than the Permitted Exceptions and such other matters as Beneficiary may approve in writing.
               (iii) The final Request for Payment shall be accompanied by (a) a final certificate of occupancy or other evidence of approval of appropriate governmental authorities for the use and occupancy of the Improvements, (b) evidence that the Restoration has been completed in substantial accordance with the Approved Plans and Specifications and in accordance with all Requirements, (c) evidence that the costs of the Restoration have been paid in full (or with the application of the sums requested in such final Request for Payment will be paid in full), and (d) evidence that no mechanic’s or similar liens for labor or material supplied in connection with the Restoration are outstanding against the Property, including final waivers of liens covering all of the Work and an endorsement to Beneficiary’s title policy insuring that no encumbrance exists on or affects the Property other than the Permitted Exceptions and such other matters as Beneficiary may approve in writing.
          (c) If (i) within sixty (60) days after the occurrence of any damage, destruction or condemnation requiring Restoration and plans and specifications are required in connection therewith, Trustor fails to submit to Beneficiary and receive from Beneficiary Beneficiary’s approval of the applicable plans and specifications or after such approval is obtained fails to deposit with Beneficiary the additional amount necessary to accomplish the Restoration as provided in subparagraph (a) above, or (ii) after such plans and specifications are approved by all such governmental authorities and Beneficiary, Trustor fails to commence promptly or diligently continue to completion the Restoration, or (iii) Trustor becomes delinquent in payment to mechanics, materialmen or others for the costs incurred in connection with the Restoration and has not protected Beneficiary against the consequences thereof by bonding over in a manner reasonably satisfactory Beneficiary, or (iv) there exists an Event of Default, then, in addition to all of the rights herein set forth and after ten (10) days’ written notice of the non-fulfillment of one or more of these conditions, Beneficiary may apply the Restoration Funds to reduce the Secured Indebtedness in such order as Beneficiary may determine, and at Beneficiary’s option and in its sole discretion, Beneficiary may declare the Secured Indebtedness immediately due and payable, but no Prepayment Fee shall be payable except in accordance with Section 9(d) of the Note.

ARTICLE VIII
REPRESENTATIONS OF TRUSTOR
     Section 8.1 ERISA. Trustor hereby represents, warrants and agrees that: (i) it is acting on its own behalf and that it is not an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title 1 of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as a “Plan”); (ii) Trustor’s assets do not constitute “plan assets” of one or more such Plans within the meaning of Department of Labor Regulation Section 2510.3-101; and (iii) it will not be reconstituted as a Plan or as an entity whose assets constitute “plan assets”.
     Section 8.2 NON-RELATIONSHIP. Neither Trustor nor any direct partner of Trustor is (i) a director or officer of MetLife or MetLife Bank, (ii) a parent, son or daughter of a director or officer of MetLife or MetLife Bank, or a descendent of any of them, (iii) a stepparent, adopted child, stepson or stepdaughter of a director or officer of MetLife or MetLife Bank, or (iv) a spouse of a director or officer of MetLife or MetLife Bank.
     Section 8.3 NO ADVERSE CHANGE.
     Trustor represents and warrants that, as of the date hereof:
          (a) there has been no material adverse change from the conditions shown in the application submitted for the Loan by Trustor (“Application”) or in the materials submitted in connection with the Application in the credit rating or financial condition of Trustor, Liable Party or their respective general partners (collectively, “Trustor’s Constituents”).
          (b) Trustor has delivered to Beneficiary true and correct copies of all Trustor’s organizational documents and except as expressly approved by Beneficiary in writing, there have been no changes in Trustor’s Constituents since the date that the Application was executed by Trustor.
          (c) Neither Trustor, nor any of the Trustor’s Constituents, is involved in any bankruptcy, reorganization, insolvency, dissolution or liquidation proceeding, and to the best knowledge of Trustor, no such proceeding is contemplated or threatened.
          (d) Trustor has received reasonably equivalent value for the granting of this Deed of Trust.
     Section 8.4 FOREIGN INVESTOR. Trustor represents and warrants that neither Trustor nor any of Trustor’s direct partners are a “foreign person” within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, and the amendments of such Code or Regulations as promulgated pursuant to such Code. Trustor is a “disregarded entity” within the meaning of such Code or Regulations; however, Hines REIT Properties, L.P., a Delaware limited partnership (“Operating Partnership”), the beneficial owner of Trustor, is not a “disregarded entity” within the meaning of such Code or Regulations.

     Section 8.5 PATRIOT ACT/PROHIBITED PERSON.
          (a) Neither Trustor, nor any person holding a controlling interest in Trustor, is (i) engaged in any money laundering in violation of the AML Laws (as hereinafter defined), including the Patriot Act (as hereinafter defined) or (ii) a Prohibited Person (as hereinafter defined). No person has a direct or indirect controlling interest (as hereinafter defined) in Trustor other than as disclosed to Beneficiary.
          (b) Trustor shall notify Beneficiary promptly upon its senior management obtaining actual knowledge (without any duty to conduct any investigation or inquiry except to the extent, if any, required by applicable law) that Trustor or any person owning any direct or indirect controlling interest in Trustor, is or becomes (i) engaged in any money laundering in violation of the AML Laws or (ii) a Prohibited Person.
          (c) For the purposes of this Section 8.5:
               (i) “AML Laws” shall mean money laundering and anti-terrorist laws, rules, regulations and executive orders of the United States, including the Patriot Act and those issued by the U.S. Office of Foreign Asset Control and the U.S. Department of Treasury, all as amended from time to time.
               (ii) “controlling interest” with respect to any entity shall mean either (A) ownership directly or indirectly of more than 50% of all equity interests in such entity or (B) the possession, directly or indirectly, of the power to direct or cause the direction of the day to day management and policies of such entity, through the ownership of voting securities, by contract or otherwise.
               (iii) “Patriot Act” shall mean Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time.
               (iv) “Prohibited Person” shall mean (A) any individual or entity listed in the Annex to, or which is otherwise subject to the provisions of Section 1 of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism, (B) any individual or entity that is named as a “specifically designated national (SDN)” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website (http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf) or at any replacement website or other replacement official publication of such list or is named on any other similar U.S. or foreign government or regulatory list issued post 9/11/01, (C) any terrorist organizations or narcotics traffickers, including those individuals or entities that are included on any lists of persons with whom Grantor is prohibited from transacting business and maintained by the U.S. Office of Foreign Assets Control.
     Section 8.6 BROKERS. Trustor hereby represents and warrants that CBRE Melody (“Broker”) is its broker in connection with the Loan, and Trustor agrees to pay the fees of Broker in accordance with the written agreement between Trustor and Broker. Beneficiary shall have no obligations for, and Trustor hereby indemnifies and holds Beneficiary harmless from, the payment of any brokerage commissions or fees of any kind and any legal fees and/or expenses incurred by Beneficiary in connection with any claims for brokerage commissions or fees with respect to the Loan by anyone claiming by, through or under Trustor. Trustor acknowledges that Beneficiary may be affiliated with, or may have been involved in other transactions with Broker, and Trustor agrees that it shall have no rights against Beneficiary or defenses to Trustor’s obligations under the Loan Documents because of any such relationship.
     Section 8.7 SECURITIES LAWS. The limited partnership interests evidenced by the Trustor’s Organizational Documents have been issued in accordance with all applicable federal and state securities laws, or authorized exemptions from such securities laws, including, but not limited to, the Securities Act of 1933, as amended, the Securities and Exchange Act of 1934, and the California Corporate Securities Law of 1968, each as amended. The limited partnership interests of Trustor have not been issued in violation of any federal, state or local securities law, and to the extent that these securities have been issued in reliance on exemptions from such federal or state securities law, all necessary steps have been taken to qualify for such exemptions. The limited partners of Trustor have been properly notified of all applicable securities laws and related restrictions on their ability to transfer, sell or otherwise dispose of their partnership interests in Trustor. Except for identification of Beneficiary as a lender to Trustor, the name of Beneficiary will not be in any of the offering materials provided or to be provided to any person, including but not limited to any of the limited partners of Trustor. There has not been any representation, whether written, oral or otherwise, that Beneficiary in any way has participated or endorsed the offering of the partnership interests in Trustor.
ARTICLE IX
EXCULPATION AND LIABILITY
     Section 9.1 LIABILITY OF TRUSTOR.
          (a) Notwithstanding anything contained herein or in the other Loan Documents to the contrary, upon the occurrence of an Event of Default, except as provided in this Section 9.1, Beneficiary will look solely to the Property and the security under the Loan Documents for the repayment of the Loan and will not enforce a deficiency judgment against Trustor or any direct or indirect partner, member or shareholder or other holder of a beneficial interest in Trustor. However, nothing contained in this section shall limit the rights of Beneficiary to proceed against Trustor (but not its partners, members, shareholders or other holders of any beneficial interests in Trustor) (i) to enforce any Leases entered into by Trustor or its affiliates as tenant, or guarantees, or other agreements entered into by Trustor in a capacity other than as borrower or any policies of insurance; (ii) to recover damages for fraud, intentional material misrepresentation or breach of warranty or intentional physical waste; (iii) to recover any Condemnation Proceeds or Insurance Proceeds or other similar funds which have been misapplied by Trustor or which, under the terms of the Loan Documents, should have been paid to Beneficiary; (iv) to recover any tenant security deposits, tenant letters of credit or other deposits or fees paid to Trustor and not applied to rent or returned to tenants pursuant to the terms of the tenant leases that are part of the collateral for the Loan or prepaid rents for a period of more than 30 days which have not been delivered to Beneficiary; (v) to recover Rents and

Profits received by Trustor during the period beginning six (6) months prior to the date a notice of acceleration of maturity of the Note is delivered to Trustor through the date Beneficiary acquires title to the Property which have not been applied to the Loan or in accordance with the Loan Documents for leasing, repair, management, operating and maintenance expenses of the Property, insurance premiums, Imposition deposits, deposits into a reserve for replacements or taxes upon the Property or any other sum required to be paid under the Loan Documents, but only to the extent Rents and Profits were available but not so applied; (vi) to recover damages, costs and expenses arising from, or in connection with any breach of warranty by Borrower under Article VI of this Deed of Trust pertaining to hazardous materials or any warranty or the Indemnity Agreement; (vii) to recover damages arising from Trustor’s failure to comply with Section 8.1 of this Deed of Trust pertaining to ERISA; and (viii) to recover any damages, costs, expenses or liabilities, including attorneys’ fees, incurred by Beneficiary and arising from any order, consent decree or settlement relating to the cleanup of Hazardous Materials, or any other “environmental provision” (as defined in California Code of Civil Procedure Section 736, as such Section may be amended from time to time) relating to the Property or any portion thereof. In accordance with California Code of Civil Procedure Section 726.5, as such Section may be amended from time to time, the foregoing shall not limit the right of Beneficiary to waive the security of this Deed of Trust as to any parcel of Real Property that is “environmentally impaired” or is an “affected parcel” (as such terms are defined in such Section), and as to any Personal Property attached to such parcel, and thereafter to exercise against Trustor, to the extent permitted by such Section 726.5, the rights and remedies of an unsecured creditor, including reduction of Beneficiary’s claim against Trustor to judgment, and any other rights and remedies permitted by law. If Beneficiary exercises the rights and remedies of an unsecured creditor in accordance the preceding sentence, Trustor promises to pay to Beneficiary, on demand by Beneficiary following such exercise, all amounts owed to Beneficiary under any Loan Document, and Trustor agrees that it but not any direct or indirect partner, member, shareholder or other holder of a beneficial interest in Borrower, will be personally liable for the payment of all such sums.
          (b) The limitation of liability set forth in this Section 9.1 shall not apply and the Loan shall be fully recourse to Trustor (but not to any direct or indirect partner, member, shareholder or other holder of beneficial interests in Trustor) in the event that (i) Trustor does not deposit the Lease Reserve Fund as and when required under Section 5.6 and the Reserve Agreement; provided, however that so long as Hines REIT 1515 S Street LP or a Permitted Transferee (as hereinafter defined) is Trustor and Hines REIT Properties, L.P. is the Liable Party, then and in such event, such liability shall be limited to the amount of any deficiency judgment, which amount shall not exceed $5,000,000.00 plus any and all costs incurred by Beneficiary in the enforcement and foreclosure of the Note and Deed of Trust, including, without limitation, attorneys’ fees; (ii) a Transfer occurs without the consent of Beneficiary (other than a transfer which is permitted without Beneficiary’s consent pursuant to the terms of Section 10.1), (iii) a Subordinate Financing occurs in violation of Section 10.2 of the Deed of Trust without the consent of Beneficiary, (iv) Trustor commences a voluntary proceeding under applicable federal bankruptcy law, or (v) a collusive involuntary proceeding under applicable federal bankruptcy law is commenced against Trustor and is not dismissed within 120 days. In addition, this agreement shall not waive any rights which Beneficiary would have under any provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Secured Indebtedness or to require that the Property shall continue to secure all of the Secured Indebtedness.

ARTICLE X
CHANGE IN OWNERSHIP, CONVEYANCE OF PROPERTY
     Section 10.1 CONVEYANCE OF PROPERTY, CHANGE IN OWNERSHIP AND COMPOSITION.
          (a) Except as otherwise expressly provided in this Section 10.1, Trustor shall not cause or permit: (i) the Property or Trustor’s interest in the Property, to be conveyed, transferred, assigned, encumbered, sold or otherwise disposed of; or (ii) any transfer, assignment or conveyance of any interest in Trustor or in the partners, or stockholders, or members or beneficiaries of, Trustor or of any of Trustor’s Constituents or (iii) any merger, reorganization, dissolution or other change in the ownership structure of Trustor or any of the general partners of Trustor, including, without limitation, any conversion of Trustor or any general partner of Trustor from a general partnership to a limited partnership, a limited liability partnership or a limited liability company (collectively, “Transfers”).
          (b) The prohibitions on transfer shall not be applicable to (i) transfers of ownership as a result of the death, or in connection with estate planning, of a natural person to a spouse, son or daughter or descendant of either, or to a stepson or stepdaughter or descendant of either, or to trusts for the benefit of such family members, or (ii) Leases approved or deemed approved pursuant to the terms of this Deed of Trust, or (iii) any transfer in connection with Condemnation, or (iv) liens in compliance with Section 2.9 or 7.4(c). In addition, the prohibitions on transfer shall not be applicable to the transfer of all of the direct or indirect ownership interests in Trustor pursuant to the Credit Facility Pledge (as defined in Section 10.2 below), as the result of a default under the Credit Agreement (as defined in Section 10.2 below) so long as the transferee is a Qualified Institutional Investor (as defined below) and so long as Trustor pays to Beneficiary all out of pocket costs and expenses incurred by Beneficiary in connection with any proposed Transfer pursuant to the preceding, including without limitation, reasonable attorneys’ fees and costs. As used herein, the term “Qualified Institutional Lender” and “Qualified Institutional Investor” shall mean any insurance company, bank, investment bank, savings and loan association, trust company, commercial credit corporation, pension plan, pension fund or pension fund advisory firm, mutual fund or other investment company, government entity or plan, “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (other than a broker/dealer), or real estate investment trust, in each case having at least $200,000,000 in capital/statutory surplus, shareholder’s equity or net worth, as applicable, and being experienced in making commercial real estate loans or otherwise investing in commercial real estate. Any corporation, partnership, joint venture, limited liability company or trust created and controlled by any of the foregoing entities shall also be deemed a “Qualified Institutional Investor”.
          (c) Notwithstanding anything contained in Loan Documents to the contrary, and provided there is no Event of Default under the Loan Documents or the Indemnity Agreement as of the time of the transfer, the following transfers, done at Trustor’s sole cost and expense, shall be deemed “Permitted Transfers” and the entities to which the transfer is made shall be deemed “Permitted Transferees”) and shall not require Beneficiary’s prior written approval:

               (i) Any assignments or transfers of interests among, between, to or from Hines Affiliates (defined below) so long as (a) Hines Affiliates continue to control, directly or indirectly, the management and operations of the investment advisor of Hines Real Estate Investment Trust, Inc., a publicly traded Maryland real estate investment trust (“Hines REIT”), (b) Hines REIT continues to be the general partner of and retains management and operational control of Operating Partnership, and (c) Operating Partnership continues to own, directly or indirectly, all of the partnership interests in Trustor and retains management and operational control of the Trustor and the Property;
               (ii) Any assignments, transfers, pledges, encumbrances, hypothecations or redemptions of limited partnership interests, or issuance of new limited partnership interests, in Operating Partnership, so long as (a) Hines Affiliates continue to control, directly or indirectly, the management and operation of the investment advisor of Hines REIT, and (b) Hines REIT continues to be the general partner of and retains management and operational control of Operating Partnership; and
               (iii) Any assignments, transfers, pledges, encumbrances, hypothecations, redemptions of shares, stock or other interests, or issuance of new shares, stock, or other interests, in Hines REIT so long as Hines Affiliates continue to control, directly or indirectly, the management and operation of the investment advisor of Hines REIT;
               (iv) Any assignments, transfers, pledges, encumbrances, hypothecations, redemptions of shares, stock, or other interests, or issuance of new shares, stock partnership or other interests in any direct or indirect owner or holder of beneficial interests in Hines REIT or in Operating Partnership so long as clauses (a) (b) and (c) of Section 10.1(c)(i) above are satisfied.
     Should any of the Permitted Transfers described in this Section 10.1(c) result in a change in the entity that owns the Property, such transfer shall still be deemed a “Permitted Transfer” so long as: (i) the Trustor provides Beneficiary with at least thirty (30) days prior written notice of such transfer, (ii) the transferee of the Property shall be able to make the representations set forth in Sections 8.1, 8.4 and 8.5 of this Deed of Trust, (iii) the transferee of the Property shall expressly assume in writing all obligations under the Loan Documents and the Indemnity Agreement in a manner reasonably satisfactory to Beneficiary, (iv) Trustor or transferee shall pay all costs and expenses incurred by Beneficiary in connection with the transfer, including title insurance premiums or endorsements, documentation costs and reasonable attorneys’ fees. No transfer shall release Trustor from its obligations under the Loan Documents or the Indemnity Agreement with respect to events arising or occurring prior to the date of transfer.
     A “Hines Affiliate” or “Hines Affiliates” shall mean any partnership, limited liability company, corporation, trust or other entity owned (wholly or partially, directly or indirectly) and controlled (directly or indirectly) by Gerald D. Hines, Jeffery C. Hines, Hines Interests Limited Partnership, a Delaware limited partnership (“HILP”), trusts established for the benefit of the Hines Family (as defined below), or in the event of the death or disability of Jeffery C. Hines and/or Gerald D. Hines, the estate of either of them. As used herein, the “Hines Family” shall mean Gerald D. Hines and/or Jeffery C. Hines, their respective parents, brothers and sisters, their respective spouses and children and/or grandchildren of any of the foregoing (including children or grandchildren by adoption).
          (d) Notwithstanding anything contained in this Deed of Trust to the contrary, Trustor shall have the right one time (and only one time) during the term of the Loan to transfer the Property (or interests in Trustor to the extent not deemed a Permitted Transfer) in a single transaction to a single purchaser (which purchaser shall establish a single purpose entity satisfying the requirements of Section 2.10 hereof to own the Property, or, in the case of the sale of interests in Trustor, adhere to the requirements of said Section), subject to the Deed of Trust encumbering the Property, on the terms and conditions hereafter set forth:
               (i) no Event of Default shall exist under any of the Loan Documents on the date of the closing of the proposed sale;
               (ii) Trustor shall have received the written approval of the proposed transferee from the Beneficiary, not to be unreasonably withheld; provided however, that such approval shall not be required if the transfer is to the Hines-Sumisei U.S. Core Office Fund, L.P., Hines U.S. Office Value Added Fund, L.P., National Office Partners Limited Partnership (each, a “Hines Fund”) (or to a single purpose entity formed by a Hines Fund in which the Hines Fund shall hold more than a 50% ownership interest and control the management and operation of such single purpose entity) but such transfer shall be subject to each of the other provisions of this Section 10(d) except to the extent expressly provided to the contrary
               (iii) the proposed transferee shall have represented and warranted to Beneficiary on the date of the closing of the proposed sale, pursuant to a document in form and substance reasonably satisfactory to Beneficiary, that the representations and warranties set forth in Section 8.1 of this Deed of Trust are true and correct as to such transferee;
               (iv) the Net Operating Income (as such term is hereafter defined), in the reasonable opinion of Beneficiary, derived from the Property shall be no less than 1.87 times the annual payments required under the Loan;
               (v) the Loan to Value Ratio (as such term is hereafter defined) of the Property at the time of the transfer shall not be greater than 65%;
               (vi) the Trustor or transferee shall have paid to Beneficiary, on or before the date of the closing of the sale, a transfer fee in the amount of (i) one-half percent (0.5%) of the aggregate outstanding principal balance of the Note as of the date of the closing of the sale, and (ii) a processing fee in the amount of $10,000; provided, however that if the transferee is a Hines Fund, the transfer fee pursuant to clause (i) of this Section 10.1(d)(vi) shall be reduced to one-eighth percent (0.125%).
               (vii) the proposed transferee shall have executed and delivered to Beneficiary, on or before the date of the closing of the proposed sale, an assumption agreement in form and substance reasonably satisfactory to Beneficiary, pursuant to which the transferee shall have assumed the Loan Documents and the Indemnity Agreement executed by the Trustor;

               (viii) only if the transferee is not a Hines Fund, or a Hines Affiliate, additional Liable Parties acceptable to Beneficiary shall execute a guaranty to guaranty the obligations of Trustor with respect to (i) the recourse provisions of the Loan which are set forth in Section 9.1(b) above, and (ii) the Indemnity Agreement; in each case only with respect to events arising or occurring from and after the date of the transfer, which additional Liable Parties must have (in the aggregate if more than one) a net worth of not less than $50,000,000.00;
               (ix) Trustor and/or the proposed transferee shall have provided to Beneficiary, at least 30 days prior to the sale date, such documentation and information as shall have been reasonably required by Beneficiary to evaluate the financial condition of the proposed transferee, including, but not limited to, certified or audited financial information for the proposed transferee in form and substance reasonably satisfactory to Beneficiary, and based thereon, Beneficiary shall have thereafter determined, in its reasonable discretion, that the proposed transferee or affiliates (including for purposes of this subsection (ix) any Hines Affiliate in the event of a transfer to a Hines Fund) has a net worth as of the date of the closing of the sale (following the transfer of the Property) of not less than One Hundred Million Dollars ($100,000,000.00);
               (x) Trustor and/or the proposed transferee shall have provided to Beneficiary, at least 30 days prior to the sale date, such documentation and information as shall have been reasonably required by Beneficiary to evaluate the experience of the proposed transferee, and based thereon, Beneficiary shall have thereafter determined, in its reasonable discretion, that the proposed transferee or its affiliates (including for purposes of this subsection (x) any Hines Affiliate in the event of a transfer to a Hines Fund) is experienced in the ownership, management and leasing of properties similar to the Property (or, alternatively, documentation satisfactory to Beneficiary evidencing that such transferee has retained a property manager reasonably satisfactory to Beneficiary having such experience);
               (xi) Trustor shall have provided to Beneficiary, on or before the date of the closing of the proposed sale, customary UCC, tax and litigation searches with respect to the proposed transferee, the results of which searches shall be reasonably satisfactory to Beneficiary;
               (xii) Trustor or the proposed transferee shall have provided to Beneficiary, on or before the date of the closing of the proposed sale, a new mortgagee’s policy of title insurance or an endorsement to the Beneficiary’s Title Insurance Policy for this Deed of Trust (in a form reasonably satisfactory to Beneficiary) which insures, among other things, that (a) in the event the transfer constitutes a transfer of the Property rather than transfers of entity interests, the transferee of the Property owns fee title to the Property, (b) this Deed of Trust remains a first priority lien encumbering the Property, (c) since the date of the original closing of the Loan, there have been no changes to the condition of title to the Property other than any such changes as may have been previously approved in writing by Beneficiary, and (d) all endorsements to the original Beneficiary Title Insurance Policy remain unmodified and in full force and effect (or Beneficiary is provided new endorsements with the same effect); and
               (xiii) The Trustor or transferee shall have paid to Beneficiary, on or before the date of the closing of the sale, all reasonable costs and expenses incurred by Beneficiary in connection with the proposed sale and Beneficiary’s determination whether the conditions to such sale have been satisfied, including, but not limited to, revenue, documentary, stamp or intangible or other taxes, title insurance premiums, survey costs, documentation costs, reasonable attorneys’ fees and costs, and reasonable fees and costs relating to engineers, appraisers and architects.
     Trustor shall be notified, within thirty (30) days following Beneficiary’s receipt of all the data necessary to make its determination as to the acceptability of the transferee, of whether Beneficiary approves or disapproves (with specific reasons for any such disapproval) of the transferee.
     In no event shall any such sale release, or be deemed to release, the Trustor from its obligations under the Note, Loan Documents or the Indemnity Agreement with respect to matters or events arising or occurring prior to the date of the sale.
     For purposes of this Section 10.1(d) only, the following terms used herein in this Section shall have the following meanings:
          (1) the term “Net Operating Income” shall mean the amount by which the “Effective Gross Income” for the calendar year immediately succeeding the year in which the calculation is being made is anticipated to exceed the “Operating Expenses” for that same calendar year. Net Operating Income shall be computed on any basis of accounting selected by Trustor provided that Trustor provides to Beneficiary sufficient detail to permit Beneficiary to convert Net Operating Income to a cash basis of accounting;
          (2) the term “Effective Gross Income” shall mean all gross receipts from the Property including, but not be limited to, any and all of the following from the operation of the Property: (1) all base rents collectable from tenants under leases whose terms have commenced or will commence and who are anticipated to be in occupancy during the immediately succeeding calendar year from the date of the test; (2) all other income to be received during the immediately succeeding calendar year pursuant to contractual agreements with tenants or other entities (including, but not limited to, percentage rent, parking income, storage rent, and antenna rent, if any), and all real estate tax refunds, condemnation proceeds (as defined herein), and insurance proceeds (as defined herein); and (3) tenant contributions for Operating Expenses (including, but not limited to, common area maintenance charges, real estate taxes, etc.) based upon the projection of Operating Expenses described below for the next succeeding calendar year;
          (3) the term “Operating Expenses” shall mean normal and customary operating expenses and shall be based upon the last full calendar year’s actual operating expenses (adjusted for occupancy or inflation, where appropriate, and taking into account any known component of operating expenses), and shall include, but not be limited to, any and all of the following expenses relating to the Property: real estate taxes, insurance premiums, actual management fees of up to three percent (3%) of gross income, common area operating and maintenance expenses (including snow removal, cleaning and repairs), and rental payments under any ground lease, but excluding the aggregate amount of principal and/or interest paid under any mortgages, capital expenditures, tenant inducements and leasing commissions and non-cash items such as depreciation; and
          (4) the term “Debt Service Coverage Ratio” for the Indebtedness shall be determined by dividing (1) the Net Operating Income from the Property for a given calendar year by (2) the annual debt service on the Indebtedness for such calendar year.
          (5) the term “Loan to Value Ratio” shall mean the ratio of (i) the amount of the outstanding principal balance of the Loan to (ii) the value of the Property, as such value is reasonably determined by Beneficiary. However, should Beneficiary and Trustor disagree as to the Loan to Value Ratio, then Beneficiary shall select an MAI appraiser reasonably acceptable to Beneficiary to perform an MAI appraisal, at Trustor’s sole cost and expense. Such MAI appraisal shall be reasonably acceptable to Beneficiary and contain the final determination for the “value of the property” as such phrase is used above.
     Section 10.2 PROHIBITION ON SUBORDINATE FINANCING. Trustor shall not incur or permit the incurring of any of the following (each of the following referred to as “Subordinate Financing”): (i) any financing in addition to the Loan that is secured by a lien, security interest or other encumbrance of any part of the Property (but excluding any encumbrance of Trustor’s interest in Personal Property arising out of purchase money debt for, or the leasing of, equipment or other personal property items, which shall be allowed), or (ii) any pledge or other similar encumbrance of the interest of a partner, member or shareholder or holder of any other beneficial interest directly in Trustor; except for a pledge (the “Credit Facility Pledge”) of a direct or indirect 100% ownership interest in Trustor which Credit Facility Pledge secures (x) a Credit Agreement in the original principal amount of $140,000,000 with an accordian to $250,000,000 dated as of September 9, 2005 between Operating Partnership, and KeyBank National Association, a national banking association (“KeyBank”), as Administrative Agent, and the lending institutions party to or as may become parties to the Credit Agreement, as supplemented, amended, extended or renewed on substantially similar economic and material business terms from time to time, or (y) any refinancing or replacement thereof on substantially similar economic and material business terms provided by KeyBank or other Qualified Institutional Lender (the Credit Agreement as described in the foregoing clauses (x) and (y) is referred to herein collectively, as the “Credit Agreement”), provided that the Credit Agreement shall not be secured by a lien, pledge or security interest or other encumbrance of any part of the Property.
     Section 10.3 RESTRICTIONS ON ADDITIONAL OBLIGATIONS. During the term of the Loan, Trustor shall not, without the prior written consent of Beneficiary, become liable with respect to any indebtedness or other obligation except for (i) the Loan, (ii) Leases entered into in the ordinary course of owning and operating the Property for the Use, (iii) other liabilities incurred in the ordinary course of owning and operating the Property for the Use but excluding any loans or borrowings, (iv) liabilities or indebtedness disclosed in writing to and approved by Beneficiary on or before the Execution Date, and (v) any other single item of indebtedness or liability which does not exceed $250,000 or, when aggregated with other items or indebtedness or liability, does not exceed $500,000.

     Section 10.4 STATEMENTS REGARDING OWNERSHIP. Trustor agrees to submit or cause to be submitted to Beneficiary within ten (10) days after request by Beneficiary, a sworn, notarized certificate, signed by an authorized (i) individual who is Trustor or one of the individuals comprising Trustor, (ii) member of Trustor, (iii) partner of Trustor or (iv) officer of Trustor, as the case may be, stating whether (x) any part of the Property, or any interest in the Property, has been conveyed, transferred, assigned, encumbered, or sold, and if so, to whom (excluding Leases); (y) any conveyance, transfer, pledge or encumbrance of any direct interest in Trustor has been made by Trustor and if so, to whom; or (z) there has been any change in the direct individual(s) comprising Trustor or in the direct partners, members, stockholders or beneficiaries in Trustor from those on the Execution Date, and if so, a description of such change or changes.
ARTICLE XI
DEFAULTS AND REMEDIES
     Section 11.1 EVENTS OF DEFAULT. Any of the following shall be deemed to be a material breach of Trustor’s covenants in this Deed of Trust and shall constitute a default (“Event of Default”):
          (a) The failure of Trustor to pay any installment of principal, interest or principal and interest, any required escrow deposit or any other sum required to be paid under any Loan Document, whether to Beneficiary or otherwise, within seven (7) days after Beneficiary shall have given Trustor written notice of the due date of such payment (provided, however, such written notice shall not be required more than once in any period of twelve (12) consecutive months, and after such written notice shall have been given once during any such 12-month period, Trustor shall be in default hereunder if such sums remain unpaid for more than seven (7) days after the due date thereof).
          (b) The failure of Trustor to perform or observe any other term, provision, covenant, condition or agreement under any Loan Document, including, without limitation, the Reserve Agreement and the Escrow Agreement a for a period of more than thirty (30) days after receipt of notice of such failure (or, if applicable, for such shorter period as is expressly provided in such documents prior to the occurrence of an Event of Default); provided, however, if such failure cannot be cured within such 30-day period (and if such default is not a monetary default), Trustor shall have such additional period of time as shall be reasonably necessary to effect the cure thereof provided Trustor promptly institutes the appropriate curative action within such 30-day period and diligently pursues same, but in no event more than sixty (60) days (including the original 30-day period) in the aggregate.
          (c) The filing by Trustor or one of the Liable Parties (an “Insolvent Entity”) of a voluntary petition or application for relief in bankruptcy, the filing against an Insolvent Entity of an involuntary petition or application for relief in bankruptcy which is not dismissed within one hundred twenty (120) days, or an Insolvent Entity’s adjudication as a bankrupt or insolvent, or the filing by an Insolvent Entity of any petition, application for relief or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law, code or regulation relating to bankruptcy, insolvency or other relief for debtors, or an Insolvent Entity’s seeking or consenting to or acquiescing in the appointment of any trustee, custodian, conservator, receiver or liquidator of an Insolvent Entity or of all or any substantial part of the Property or of any or all of the Rents and Profits, or the making by an Insolvent Entity of any general assignment for the benefit of creditors, or the admission in writing by an Insolvent Entity of its inability to pay its debts generally as they become due;
          (d) If any warranty, representation, certification, financial statement or other information made or furnished at any time pursuant to the terms of the Loan Documents by Trustor, or by any person or entity otherwise liable under any Loan Document shall be materially false or misleading; or
          (e) If Trustor shall suffer or permit the Property, or any part of the Property, to be used in a manner which would reasonably be expected to, if continued, (1) impair Trustor’s title to the Property, (2) create rights of adverse use or possession, or (3) constitute an implied dedication of any part of the Property; provided, however, that no event described in this subsection (e) shall be deemed an Event of Default until the expiration of the cure period set forth in Subsection 11.1(b) above, unless prior to the expiration of the cure period such event (x) impairs Trustor’s title to the Property, (y) creates rights of adverse use or possession, or (z) constitutes an implied dedication of any part of the Property.
          (f) If Liable Parties shall default under the Guaranty executed by Liable Parties in favor of Beneficiary dated as of the Execution Date.
          (g) If Trustor shall default under the Indemnity Agreement.
     Section 11.2 REMEDIES UPON DEFAULT. Upon the happening of an Event of Default, the Secured Indebtedness shall, at the option of Beneficiary, become immediately due and payable, without further notice or demand, and Beneficiary may undertake any one or more of the following remedies:
          (a) Foreclosure. Institute a foreclosure action in accordance with the law of the State, or take any other action as may be allowed, at law or in equity, for the enforcement of the Loan Documents and realization on the Property or any other security afforded by the Loan Documents. In the case of a judicial proceeding, Beneficiary may proceed to final judgment and execution for the amount of the Secured Indebtedness owed as of the date of the judgment, together with all costs of suit, reasonable attorneys’ fees and interest on the judgment at the maximum rate permitted by law from the date of the judgment until paid. If Beneficiary is the purchaser at the foreclosure sale of the Property, the foreclosure sale price shall be applied against the total amount due Beneficiary; and/or
          (b) Power of Sale. Institute a non-judicial foreclosure proceeding in compliance with applicable law in effect on the date foreclosure is commenced for the Beneficiary to sell the Property either as a whole or in separate parcels as Beneficiary may determine at public sale or sales to the highest bidder for cash, in order to pay the Secured Indebtedness. If the Property is sold as separate parcels, Beneficiary may direct the order in which the parcels are sold. Trustee shall deliver to the purchaser a Trustee’s deed or deeds without covenant or warranty, express or implied. Trustee may postpone the sale of all or any portion of the Property by public announcement at the time and place of sale, and from time to time may further postpone the sale by public announcement in accordance with applicable law; and/or
          (c) Entry. Enter into possession of the Property, lease the Improvements, collect all Rents and Profits and, after deducting all costs of collection and administration expenses, apply the remaining Rents and Profits in such order and amounts as Beneficiary, in Beneficiary’s sole discretion, may elect to the payment of Impositions, operating costs, costs of maintenance, restoration and repairs, Premiums and other charges, including, but not limited to, costs of leasing the Property and reasonable fees and costs of counsel and receivers, and in reduction of the Secured Indebtedness; and/or
          (d) Receivership. Have a receiver appointed to enter into possession of the Property, lease the Property, collect the Rents and Profits and apply them as the appropriate court may direct. Beneficiary shall be entitled to the appointment of a receiver without the necessity of proving either the inadequacy of the security or the insolvency of Trustor or any of the Liable Parties. Trustor and Liable Parties shall be deemed to have consented to the appointment of the receiver. The collection or receipt of any of the Rents and Profits by Beneficiary or any receiver shall not affect or cure any Event of Default. Beneficiary’s rights hereunder include its rights under California Code of Civil Procedure Section 564, as such Section may be amended from time to time; and/or
          (e) Action for Breach of Contract. In accordance with California Code of Civil Procedure Section 736, as such Section may be amended from time to time, Beneficiary may bring an action for breach of contract against Trustor for breach of any “environmental provision” (as such term is defined in such Section) made by Trustor herein or in any other Loan Document, for the recovery of damages and/or for the enforcement of the environmental provision; and/or
          (f) Waiver of Security. In accordance with California Code of Civil Procedure Section 726.5, as such Section may be amended from time to time, Beneficiary may waive the security of this Deed of Trust as to any parcel of Real Property that is “environmentally impaired” or is an “affected parcel” (as such terms are defined in such Section), and as to any Personal Property attached to such parcel, and thereafter exercise against Trustor, to the extent permitted by such Section 726.5, the rights and remedies of an unsecured creditor, including reduction of Beneficiary’s claim against Trustor to judgment, and any other rights and remedies permitted by law. Trustor and Beneficiary acknowledge that pursuant to California Code of Civil Procedure Section 726.5, Beneficiary’s rights under this Section 11.2 are limited to instances in which Trustor or any affiliate, agent, co-tenant, partner or joint venturer of Trustor either (i) caused, contributed to, permitted or acquiesced in the release (as defined in such Section 726.5) or threatened release of Hazardous Materials, or (ii) had actual knowledge or notice of such release or threatened release prior to the execution and delivery of this Deed of Trust and failed to disclose such release or threatened release to Beneficiary in writing after Beneficiary’s written request for information concerning the environmental condition of the Property, unless Beneficiary otherwise obtained actual knowledge of such release or threatened release prior to the execution and delivery of this Deed of Trust.

     In the event Beneficiary elects, in accordance with California Code of Civil Procedure Section 726.5, to waive all or part of the security of this Deed of Trust and proceed against Trustor on an unsecured basis, the valuation of the Real Property, the determination of the environmentally impaired status of such security and any cause of action for a money judgment shall, at the request of Beneficiary, be referred to a referee in accordance with California Code of Civil Procedure Sections 638 et seq. Such referee shall be an M.A.I. appraiser selected by Beneficiary and approved by Trustor, which approval shall not be unreasonably withheld or delayed. The decision of such referee shall be binding upon both Trustor and Beneficiary, and judgment upon the award rendered by such referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645. Trustor shall pay all reasonable costs and expenses incurred by Beneficiary in connection with any proceeding under California Code of Civil Procedure Section 726.5, as such Section may be amended from time to time.
     Section 11.3 APPLICATION OF PROCEEDS OF SALE. In the event of a sale of the Property pursuant to Section 11.2 of this Deed of Trust, to the extent permitted by law, the Beneficiary shall determine in its sole discretion the order in which the proceeds from the sale shall be applied to the payment of the Secured Indebtedness, including without limitation, the expenses of the sale and of all proceedings in connection with the sale, including reasonable attorneys’ fees and expenses; Impositions, Premiums, liens, and other charges and expenses; the outstanding principal balance of the Secured Indebtedness; any accrued interest; any Prepayment Fee; and any other amounts owed under any of the Loan Documents.
     Section 11.4 WAIVER OF JURY TRIAL. To the fullest extent permitted by law, Trustor and Beneficiary HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY in any action, proceeding and/or hearing on any matter whatsoever arising out of, or in any way connected with, the Note, this Deed of Trust or any of the Loan Documents, or the enforcement of any remedy under any law, statute, or regulation. Neither party will seek to consolidate any such action in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived. Each party has received the advice of counsel with respect to this waiver.
     Section 11.5 BENEFICIARY’S RIGHT TO PERFORM TRUSTOR’S OBLIGATIONS. Trustor agrees that, if Trustor fails to perform any act or to pay any money which Trustor is required to perform or pay under the Loan Documents, Beneficiary may make the payment or perform the act at the cost and expense of Trustor and in Trustor’s name or in its own name. Any money paid by Beneficiary under this Section 11.5 shall be reimbursed to Beneficiary in accordance with Section 11.6.
     Section 11.6 BENEFICIARY REIMBURSEMENT. All payments made, or funds expended or advanced by Beneficiary pursuant to the provisions of Section 11.5 or otherwise in any Loan Document, shall (1) become a part of the Secured Indebtedness, (2) bear interest at the Interest Rate (as defined in the Note) from the date such payments are made or funds expended or advanced, (3) become due and payable by Trustor upon demand by Beneficiary, and (4) bear interest at the Default Rate (as defined in the Note) from the date of such demand. Trustor shall reimburse Beneficiary within ten (10) days after receipt of written demand for such amounts.

     Section 11.7 FEES AND EXPENSES. If Beneficiary becomes a party (by intervention or otherwise) to any action or proceeding affecting, directly or indirectly, Trustor, the Property or the title thereto or Beneficiary’s interest under this Deed of Trust, or employs an attorney to collect any of the Secured Indebtedness or to enforce performance of the obligations, covenants and agreements of the Loan Documents, Trustor shall reimburse Beneficiary in accordance with Section 11.6 for all reasonable expenses, costs, charges and legal fees incurred by Beneficiary (including, without limitation, the fees and expenses of experts and consultants), whether or not suit is commenced.
     Section 11.8 WAIVER OF CONSEQUENTIAL DAMAGES. Trustor covenants and agrees that in no event shall Beneficiary be liable for consequential damages, and to the fullest extent permitted by law, Trustor expressly waives all existing and future claims that it may have against Beneficiary for consequential damages.
     Section 11.9 INDEMNIFICATION OF TRUSTEE. Except for gross negligence and willful misconduct, Trustee shall not be liable for any act or omission or error of judgment. Trustee may rely on any document believed by it in good faith to be genuine. All money received by Trustee shall be held in trust, but need not be segregated (except to the extent required by law), until used or applied as provided in this Deed of Trust. Trustee shall not be liable for interest on the money. Trustor shall protect, indemnify and hold harmless Trustee against all liability and expenses which Trustee may incur in the lawful performance of its duties, except where such liability or expenses are based on its gross negligence or willful misconduct.
     Section 11.10 ACTIONS BY TRUSTEE. At any time, upon written request of Beneficiary and presentation of this Deed of Trust and the Note for endorsement, and without affecting the personal liability of any entity or the Liable Parties for payment of the Secured Indebtedness or the effect of this Deed of Trust upon the remainder of the Property, Trustee may take such actions as Beneficiary may request which are permitted by this Deed of Trust or by applicable law.
     Section 11.11 SUBSTITUTION OF TRUSTEE. Beneficiary has the power and shall be entitled, at any time and from time to time, to remove Trustee or any successor trustee and to appoint another trustee in the place of Trustee or any successor trustee, by an instrument recorded in the Official Records of the county or counties where the Property is located. The recorded instrument shall be conclusive proof of the proper substitution and appointment of the successor Trustee without the necessity of any conveyance from the predecessor Trustee.
ARTICLE XII
TRUSTOR AGREEMENTS AND FURTHER ASSURANCES
     Section 12.1 PARTICIPATION AND SALE OF LOAN.
          (a) Beneficiary may sell, transfer or assign its entire interest or one or more participation interests in the Loan and the Loan Documents at any time and from time to time, including, without limitation, its rights and obligations as servicer of the Loan. Beneficiary may forward to each prospective purchaser, transferee, assignee, servicer or participant (collectively, the “Investor”) or each prospective Investor, all documents and information which Beneficiary now has or may hereafter acquire relating to the Secured Indebtedness and to Trustor or any Liable Parties and the Property, whether furnished by Trustor, any Liable Parties or otherwise, as Beneficiary determines necessary or desirable, and Beneficiary will obtain from each receiving party a confidentiality agreement pursuant to which such party agrees to use confidential information about the Property only for evaluating the prospective transaction for which Beneficiary provides the information.
          (b) Trustor will and will cause all Liable Parties to cooperate with Beneficiary, at no out-of-pocket expense to Trustor or such Liable Parties, in furnishing such information and providing such other assistance, reports and legal opinions as Beneficiary may reasonably request in connection with any such transaction. In addition, Trustor acknowledges that Beneficiary may release or disclose to potential purchasers or transferees of the Loan, or potential participants in the Loan, on a confidential basis, originals or copies of the Loan Documents, title information, engineering reports, financial statements, operating statements, appraisals, Leases, rent rolls, and all other materials, documents and information in Beneficiary’s possession or which Beneficiary is entitled to receive under the Loan Documents, with respect to the Loan, Trustor, the Liable Parties or the Property. Trustor shall also furnish to such Investors or such prospective Investors, on a confidential basis, any and all information concerning the Property, the Leases, the financial condition of Trustor and the Liable Parties as may be reasonably requested by Beneficiary, any Investor or any prospective Investor in connection with any sale, transfer or participation interest.
          (c) Notwithstanding anything to the contrary in Section 12(a) or 12(b) above, if Beneficiary (i) transfers and assigns its entire interest in the Loan to a third party, such transfer shall be to an institutional investor which has experience in making and administering mortgage loans comparable to the Loan, and (ii) transfers participation interests in the Loan, Beneficiary shall retain (x) administration rights with respect to the Loan and all actions between Trustor and such transferee relating to the Loan Documents and the Property, and (y) authority to grant all consents and approvals (except with respect to major decisions, as customarily defined in participation agreements among institutional lenders) contemplated with respect to the Loan Documents and the Property, including lease approvals.
          (d) Notwithstanding anything herein to the contrary, Beneficiary agrees that the Loan will not be securitized.
     Section 12.2 REPLACEMENT OF NOTE. Upon notice to Trustor of the loss, theft, destruction or mutilation of the Note and receipt by Trustor of Beneficiary’s sworn affidavit confirming same, Trustor will execute and deliver, in lieu of the original Note, a replacement note, identical in form and substance to the Note and dated as of the Execution Date. Upon the execution and delivery of the replacement note, all references in any of the Loan Documents to the Note shall refer to the replacement note.
     Section 12.3 TRUSTOR’S ESTOPPEL. Within ten (10) business days after a request by Beneficiary (but no more frequently than once in any particular calendar year, unless the same is required in connection with a participation of the Loan or an assignment of the Note), Trustor shall furnish an acknowledged written statement in form reasonably satisfactory to Beneficiary

(i) setting forth the amount of the Secured Indebtedness, (ii) stating to Trustor’s knowledge, that either no offsets or defenses exist against the Secured Indebtedness, or if any offsets or defenses are alleged to exist, their nature and extent, (iii) whether to Trustor’s knowledge, any default then exists under the Loan Documents or any event has occurred and is continuing, which, with the lapse of time, the giving of notice, or both, would constitute such a default, and (iv) any other matters as Beneficiary may reasonably request.
     Section 12.4 FURTHER ASSURANCES. Trustor shall, without expense to Beneficiary and/or Trustee, execute, acknowledge and deliver all further acts, deeds, conveyances, mortgages, deeds of trust, assignments, security agreements, and financing statements as Beneficiary and/or Trustee shall from time to time reasonably require, to assure, convey, assign, transfer and confirm unto Beneficiary and/or Trustee the Property and rights conveyed or assigned by this Deed of Trust or which Trustor may become bound to convey or assign to Beneficiary and/or Trustee, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust or any of the other Loan Documents, or for filing, refiling, registering, reregistering, recording or re-recording this Deed of Trust. If Trustor fails to comply with the terms of this Section within ten (10) days after receiving Beneficiary’s initial written request for such compliance, Beneficiary may, at Trustor’s expense, perform Trustor’s obligations for and in the name of Trustor, and Trustor hereby irrevocably appoints Beneficiary as its attorney-in-fact to do so. The appointment of Beneficiary as attorney-in-fact is coupled with an interest.
     Section 12.5 SUBROGATION. Beneficiary shall be subrogated to the lien of any and all encumbrances against the Property paid out of the proceeds of the Loan and to all of the rights of the recipient of such payment.
ARTICLE XIII
SECURITY AGREEMENT
     Section 13.1 SECURITY AGREEMENT.
     THIS DEED OF TRUST CREATES A LIEN ON THE PROPERTY. IN ADDITION, TO THE EXTENT THE PROPERTY IS PERSONAL PROPERTY OR FIXTURES UNDER APPLICABLE LAW, THIS DEED OF TRUST CONSTITUTES A SECURITY AGREEMENT UNDER THE CALIFORNIA UNIFORM COMMERCIAL CODE (THE “U.C.C.”) AND ANY OTHER APPLICABLE LAW AND IS FILED AS A FIXTURE FILING. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, BENEFICIARY MAY, AT ITS OPTION, PURSUE ANY AND ALL RIGHTS AND REMEDIES AVAILABLE TO A SECURED PARTY WITH RESPECT TO ANY PORTION OF THE PROPERTY, AND/OR BENEFICIARY MAY, AT ITS OPTION, PROCEED AS TO ALL OR ANY PART OF THE PROPERTY IN ACCORDANCE WITH BENEFICIARY’S RIGHTS AND REMEDIES WITH RESPECT TO THE LIEN CREATED BY THIS DEED OF TRUST. THIS FINANCING STATEMENT SHALL REMAIN IN EFFECT AS A FIXTURE FILING UNTIL THIS DEED OF TRUST IS RELEASED OR SATISFIED OF RECORD.
     Section 13.2 REPRESENTATIONS AND WARRANTIES.

     Trustor warrants, represents and covenants, as of the date hereof and at all times hereafter, as follows:
          (a) Trustor owns the Personal Property free from any lien, security interest, encumbrance or adverse claim, except for the Permitted Exceptions, and as otherwise expressly approved by Beneficiary in writing. Trustor will notify Beneficiary of, and will protect, defend and indemnify Beneficiary against, all claims and demands of all persons at any time claiming any rights or interest in the Personal Property except for the matters aforesaid.
          (b) The Personal Property has not been used and shall not be used or bought for personal, family, or household purposes, but shall be bought and used solely for the purpose of carrying on Trustor’s business.
          (c) Trustor will not remove the Personal Property without the prior written consent of Beneficiary, except the items of Personal Property which are consumed or worn out in ordinary usage shall be promptly replaced by Trustor with other Personal Property of value equal to or greater than the value of the replaced Personal Property.
     Section 13.3 CHARACTERIZATION OF PROPERTY. The grant of a security interest to Beneficiary in this Deed of Trust shall not be construed to limit or impair the lien of this Deed of Trust or the rights of Beneficiary with respect to any property which is real property or which the parties have agreed to treat as real property. To the fullest extent permitted by law, everything used in connection with the production of Rents and Profits is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be regarded as real property, irrespective of whether or not the same is physically attached to the Land and/or Improvements.
     Section 13.4 PROTECTION AGAINST PURCHASE MONEY SECURITY INTERESTS. It is understood and agreed that in order to protect Beneficiary from the effect of U.C.C. Section 9313, as amended from time to time and as enacted in the State, in the event that Trustor intends to purchase any goods which may become fixtures attached to the Property, or any part of the Property, and such goods will be subject to a purchase money security interest held by a seller or any other party:
          (a) Before executing any security agreement or other document evidencing or perfecting the security interest, Trustor shall obtain the prior written approval of Beneficiary. All requests for such written approval shall be in writing and contain the following information: (i) a description of the fixtures; (ii) the address at which the fixtures will be located; and (iii) the name and address of the proposed holder and proposed amount of the security interest.
          (b) Trustor shall pay all sums and perform all obligations secured by the security agreement. A default by Trustor under the security agreement which continues beyond any notice and/or cure period applicable thereto shall constitute a default under this Deed of Trust. If Trustor fails to make any payment on an obligation secured by a purchase money security interest in the Personal Property or any fixtures and such failure continues beyond any notice and/or cure period applicable thereto, Beneficiary, at its option, may pay the secured amount and Beneficiary shall be subrogated to the rights of the holder of the purchase money security interest.

          (c) Beneficiary shall have the right to acquire by assignment from the holder of the security interest for the Personal Property or fixtures, all contract rights, accounts receivable, negotiable or non-negotiable instruments, or other evidence of indebtedness and to enforce the security interest as assignee.
          (d) The provisions of subparagraphs (b) and (c) of this Section 13.4 shall not apply if the goods which may become fixtures are of at least equivalent value and quality as the Personal Property being replaced and if the rights of the party holding the security interest are expressly subordinated to the lien and security interest of this Deed of Trust in a manner satisfactory to Beneficiary.
ARTICLE XIV
MISCELLANEOUS COVENANTS
     Section 14.1 NO WAIVER. No single or partial exercise by Beneficiary and/or Trustee, or delay or omission in the exercise by Beneficiary and/or Trustee, of any right or remedy under the Loan Documents shall preclude, waive or limit the exercise of any other right or remedy. Beneficiary shall at all times have the right to proceed against any portion of, or interest in, the Property without waiving any other rights or remedies with respect to any other portion of the Property. No right or remedy under any of the Loan Documents is intended to be exclusive of any other right or remedy but shall be cumulative and may be exercised concurrently with or independently from any other right and remedy under any of the Loan Documents or under applicable law.
     Section 14.2 NOTICES. All notices, demands and requests given or required to be given by, pursuant to, or relating to, this Deed of Trust shall be in writing. All notices shall be deemed to have been properly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or other comparable overnight courier service to the parties at the addresses set forth in the Defined Terms (or at such other addresses as shall be given in writing by any party to the others) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such United States Express Mail or courier service.
     Section 14.3 HEIRS AND ASSIGNS; TERMINOLOGY.
          (a) This Deed of Trust applies to, inures to the benefit of, and binds Beneficiary, Trustee and Trustor, and their heirs, legatees, devisees, administrators, executors, successors and assigns. The term “Beneficiary” shall include Beneficiary as defined in the Defined Terms and including any successor direct holder of all or any portion of the Loan from time to time. The term “Trustor” shall include both the original Trustor and any subsequent owner or owners of any of the Property. The term “Trustee” shall include both the original Trustee and any subsequent successor or additional trustee(s) acting under this Deed of Trust. The term “Beneficiary” shall include both the original Beneficiary and any subsequent holder or holders of the Note. The term “Liable Parties” shall include both the original Liable Parties and any subsequent or substituted Liable Parties.

          (b) In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.
     Section 14.4 SEVERABILITY. If any provision of this Deed of Trust should be held unenforceable or void, then that provision shall be separated from the remaining provisions and shall not affect the validity of this Deed of Trust except that if the unenforceable or void provision relates to the payment of any monetary sum, then, Beneficiary may, at its option, declare the Secured Indebtedness immediately due and payable, but no Prepayment Fee or other premium or penalty shall be due in connection therewith.
     Section 14.5 APPLICABLE LAW. This Deed of Trust shall be construed and enforced in accordance with the laws of the State of California (the “State”).
     Section 14.6 CAPTIONS. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope or intent of any provisions of this Deed of Trust.
     Section 14.7 TIME OF THE ESSENCE. Time shall be of the essence with respect to all of Trustor’s obligations under this Deed of Trust and the other Loan Documents.
     Section 14.8 NO MERGER. In the event that Beneficiary should become the owner of the Property, there shall be no merger of the estate created by this Deed of Trust with the fee estate in the Property.
     Section 14.9 NO MODIFICATIONS. This Deed of Trust may not be changed, amended or modified, except in a writing expressly intended for such purpose and executed by Trustor and Beneficiary.
[Remainder of Page Left Intentionally Blank.]

     IN WITNESS WHEREOF, Trustor has executed this Deed of Trust, or has caused this Deed of Trust to be executed by its duly authorized representative(s) as of the Execution Date.

HINES REIT 1515 S Street LP,
a Delaware limited partnership

By:	Hines REIT 1515 S Street GP LLC,
a Delaware limited liability company,
its general partner

	By:	Hines REIT Properties, L.P.,
a Delaware limited partnership
its sole member

		By:	Hines Real Estate Investment Trust, Inc.,
a Maryland corporation
its general partner

			By:	/s/ Charles N. Hazen

			Name:	Charles N. Hazen

			Title:	President

STATE OF TEXAS	)
) ss.
COUNTY OF HARRIS	)
On April ___, 2006, before me,                                                             , personally appeared                                                             , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS my hand and official seal.
Signature                                              (Seal

PROMISSORY NOTE
DEFINED TERMS

Execution Date: April 18, 2006	City and State of Signing: Houston, Texas

Loan Amount: Twenty Million and no/00 Dollars ($20,000,000.00) to be disbursed to Borrower on the Advance Date	Interest Rate: 5.68% per annum

Borrower:	Hines REIT 1515 S Street LP, a Delaware limited partnership

Borrower’s Address:	c/o Hines Interests Limited Partnership
2800 Post Oak Blvd.
Suite 5000
Houston, Texas 77056
Attention: Charles N. Hazen

and

c/o Hines Interests Limited Partnership
101 California Street, Suite 1000
San Francisco, California 94111
Attn: James C. Buie

Liable Party:	Hines REIT Properties, L.P.

Liable Party’s Address:	c/o Hines Interests Limited Partnership
2800 Post Oak Blvd.
Suite 5000
Houston, Texas 77056
Attention: Charles N. Hazen

Lender: METROPOLITAN LIFE INSURANCE COMPANY, A NEW YORK CORPORATION

Lender’s Address:	Metropolitan Life Insurance Company 10 Park Avenue Morristown, New Jersey 07960
	Attention:	Senior Vice-President,
Real Estate Investments

And

Metropolitan Life Insurance Company 400 South El Camino Real, 8th Floor San Mateo, California 94402 Attn: Vice President

Maturity Date: May 1, 2011	Advance Date: The date funds are disbursed to Borrower.

Interest Only Period: The period from the Advance Date and ending on the Maturity Date.

Monthly Installment: Equal monthly installments of interest only at the Interest Rate each in the amount of $94,666.67.
Permitted Prepayment Period: The Loan may not be prepaid in whole or in part prior to the Maturity Date except as follows: During the 90 day period prior to the Maturity Date, Borrower may prepay the Loan, in whole but not in part, without a Prepayment Fee on not less than 10 days prior written notice (“Prepayment Notice”). In addition, commencing on the first day of the 19th month following the Advance Date (November 1, 2007), Borrower may prepay the Loan, in whole but not in part, with a Prepayment Fee on not less than 10 days’ prior written notice.

Late Charge: An amount equal to four cents ($.04) for each dollar that is overdue.	Default Rate: An annual rate equal to the lesser of (a) the Interest Rate plus four percent (4%), or (b) the maximum rate of interest allowed by law.

Note: This Promissory Note. Deed of Trust: Deed of Trust, Security Agreement, and Fixture Filing dated as of the Execution Date granted by Borrower to the Trustee named in the Deed of Trust for the benefit of Lender and MetLife Bank, N.A. Reserve Agreement: Reserve Agreement dated as of the Execution Date and executed by Borrower and Lender. Loan Documents: This Note, the MetLife Bank Note (as defined in Section 3 hereof), the Deed of Trust, the Reserve Agreement, and any other documents executed by Borrower and related to this Note, the MetLife Bank Note and/or the Deed of Trust and all renewals, amendments, modifications, restatements and extensions of these documents. Guaranty: Guaranty dated as of the Execution Date and executed by Liable Party for the benefit of Lender and MetLife Bank. Indemnity Agreement: Unsecured Indemnity Agreement dated as of the Execution Date and executed by Borrower in favor of Lender and MetLife Bank, N.A. The Unsecured Indemnity Agreement and Guaranty are not Loan Documents and shall survive repayment of the Loan and the MetLife Bank Loan or other termination of the Loan Documents. MetLife Bank Loan: The loan evidenced by the MetLife Bank Note.
     FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender, at Lender’s Address or such other place as Lender may from time to time designate, the Loan Amount with interest payable in the manner described below, in money of the United States of America that at the time of payment shall be legal tender for payment of all obligations.
     Capitalized terms which are not defined in this Note shall have the meanings set forth in the Deed of Trust.

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     1. Payment of Principal and Interest. Principal and interest under this Note shall be payable as follows:
          (a) Interest on the funded portion of the Loan Amount shall accrue from the Advance Date at the Interest Rate;
          (b) Borrower shall pay accrued interest on the Loan from the Advance Date through May 31, 2006, on June 1, 2006 and thereafter shall pay the Monthly Installment on the first day of each month until the Maturity Date; and,
          (c) On the Maturity Date, a final payment in the aggregate amount of the unpaid principal sum evidenced by this Note, all accrued and unpaid interest, and all other outstanding sums evidenced by this Note or secured by the Deed of Trust and/or any other Loan Documents (other than the MetLife Bank Note) as well as any future advances under the Deed of Trust that may be made to or on behalf of Borrower by Lender following the Advance Date and which remain unpaid as the Maturity Date (collectively, the “Secured Indebtedness”), shall become immediately payable in full.
     Borrower acknowledges and agrees that, except for a prepayment permitted under the Loan Documents, the entire original Loan Amount shall be outstanding and due on the Maturity Date.
     Interest shall be calculated on the basis of a thirty (30) day month and a three hundred sixty (360) day year, except that (i) if the Advance Date occurs on a date other than the first day of a calendar month, interest payable for the period commencing on the Advance Date and ending on the last day of the month in which the Advance Date occurs shall be calculated on the basis of the actual number of days elapsed over a 365 day or 366 day year, as applicable, and (ii) if the Maturity Date occurs on a date other than the last day of the month, interest payable for the period commencing on the first day of the month in which the Maturity Date occurs and ending on the Maturity Date shall be calculated on the basis of the actual number of days elapsed over a 365 day or 366 day year, as applicable.
     2. Application of Payments. At the election of Lender, and to the extent permitted by law, all payments shall be applied in the order selected by Lender to any expenses, prepayment fees, late charges, escrow deposits and other sums then due and payable under the Loan Documents, and to unpaid interest at the Interest Rate or at the Default Rate, as applicable. The balance of any payments shall be applied to reduce the then unpaid Loan Amount.
     3. Security; the MetLife Bank Note. The covenants of the Deed of Trust are incorporated by reference into this Note. This Note shall evidence, and the Deed of Trust shall secure, the Secured Indebtedness. The Deed of Trust also secures a separate Promissory Note of even date herewith in the principal amount of Twenty Five Million Dollars ($25,000,000) payable by Borrower to MetLife Bank, N.A., a national banking association (the “MetLife Bank Note”).
     4. Late Charge. If any payment of interest, any payment of a Monthly Installment or any payment of a required escrow deposit is not paid within seven (7) days after the due date, Lender shall have the option to charge Borrower the Late Charge; provided that the Late Charge shall not be applicable with respect to any payment which is not made on the Maturity Date. The

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Late Charge is for the purpose of defraying the expenses incurred in connection with handling and processing delinquent payments and is payable in addition to any other remedy Lender may have. Unpaid Late Charges shall become part of the Secured Indebtedness and shall be added to any subsequent payments due under the Loan Documents.
     5. Acceleration Upon Default. At the option of Lender, if Borrower fails to pay any sum specified in this Note within seven (7) days after Lender shall have given written notice of such failure to Borrower (provided, however, such written notice shall not be required more than once in any period of twelve (12) consecutive months, and after such written notice shall have been given once during any such 12 month period, the provisions of this Section 5 shall be applicable to any such failure to pay such sums which continues for more than seven (7) days after the due date thereof and further provided such notice shall not be required for any payment which is not made on the Maturity Date), or if an Event of Default occurs, the Secured Indebtedness, and all other sums evidenced and/or secured by the Loan Documents, including without limitation any applicable Prepayment Fees (collectively, the “Accelerated Loan Amount”) shall become immediately due and payable.
     6. Interest Upon Default. The Accelerated Loan Amount shall bear interest at the Default Rate which shall never exceed the maximum rate of interest permitted to be contracted under the laws of California. The Default Rate shall commence upon the occurrence of an Event of Default and shall continue until all defaults are cured.
     7. Limitation on Interest. The agreements made by Borrower with respect to this Note and the other Loan Documents are expressly limited so that in no event shall the amount of interest received, charged or contracted for by Lender exceed the highest lawful amount of interest permissible under the laws applicable to the Loan. If at any time performance of any provision of this Note or the other Loan Documents results in the highest lawful rate of interest permissible under applicable laws being exceeded, then the amount of interest received, charged or contracted for by Lender shall automatically and without further action by any party be deemed to have been reduced to the highest lawful amount of interest then permissible under applicable laws. If Lender shall ever receive, charge or contract for, as interest, an amount which is unlawful, at Lender’s election, the amount of unlawful interest shall be refunded to Borrower (if actually paid) or applied to reduce the then unpaid Loan Amount. To the fullest extent permitted by applicable laws, any amounts contracted for, charged or received under the Loan Documents included for the purpose of determining whether the Interest Rate would exceed the highest lawful rate shall be calculated by allocating and spreading such interest to and over the full stated term of this Note.
     8. Prepayment. Borrower shall not have the right to prepay all or any portion of the Loan Amount at any time during the term of this Note except as expressly set forth in the Loan Documents. If Borrower provides a Prepayment Notice, the Accelerated Loan Amount shall become due and payable on the date specified in the Prepayment Notice; provided, however, that Borrower shall have the right, no more than twice per calendar year, to revoke any such notice, in which event the Accelerated Loan Amount shall not be due. In addition to the foregoing limitations on prepayment, this Note may not be prepaid without the simultaneous prepayment of the MetLife Bank Note in accordance with its terms.

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     9. Prepayment Fee. (a) Any tender of payment by Borrower or any other person or entity of the Secured Indebtedness, other than as expressly provided in the Loan Documents, shall constitute a prohibited prepayment. If a prepayment of all or any part of the Secured Indebtedness is made (i) following an Event of Default and an acceleration of the Maturity Date, (ii) subject to Section 9(d) below, following the application of money to the principal of the Loan after a casualty or condemnation, or (iii) in connection with a purchase of the Property or a repayment of the Secured Indebtedness in connection with a judicial or non-judicial foreclosure or sale of the Property, then to compensate Lender for the loss of the investment, Borrower shall pay an amount equal to the Prepayment Fee (as hereinafter defined).
          (a) The “Prepayment Fee” shall be the greater of (A) the Prepayment Ratio (as hereinafter defined) multiplied by the difference between (x) and (y), where (x) is the present value of all remaining payments of principal and interest including the outstanding principal due on the Maturity Date (assuming all such amounts would be paid 90 days prior to the Maturity Date), discounted at the rate which, when compounded monthly, is equivalent to the Treasury Rate plus 50 basis points compounded semi-annually, and (y) is the amount of the principal then outstanding, or (B) one percent (1%) of the amount of the principal being prepaid.
          (b) The “Treasury Rate” shall be the annualized yield on securities issued by the United States Treasury having a maturity equal to the remaining stated term of this Note, as quoted in the Federal Reserve Statistical Release [H. 15 (519)] under the heading “U.S. Government Securities — Treasury Constant Maturities” for the date which is 5 Business Days prior to the date on which prepayment is being made. If this rate is not available on such date, the Treasury Rate shall be determined by interpolating between the yield on securities of the next longer and next shorter maturity. If the Treasury Rate is no longer published, Lender shall select a comparable rate. Lender will, upon request, provide an estimate of the amount of the Prepayment Fee two weeks before the date of the scheduled prepayment.
          (c) The “Prepayment Ratio” shall be a fraction, the numerator of which shall be the amount of principal being prepaid, and the denominator of which shall be the principal then outstanding.
          (d) In the event of a casualty or condemnation, Borrower shall file a claim to recover from the insurer or condemning authority any Prepayment Fee which would be payable in connection with a prepayment of the Loan. If Borrower does not recover under its claim all or any portion of such Prepayment Fee (and such recovery shall not be deemed to have occurred unless such amounts recovered are determinable in some objective way as compensation for such Prepayment Fee), then the Prepayment Fee shall be reduced by the amount of such shortfall (and if there is no such recovery, no Prepayment Fee shall be due).
     10. Waiver of Right to Prepay Note Without Prepayment Fee. Borrower acknowledges that Lender has relied upon the anticipated investment return under this Note in entering into transactions with, and in making commitments to, third parties and that the tender of any prohibited prepayment, shall, to the extent permitted by law and not otherwise provided to the contrary in the Loan Documents, include the Prepayment Fee calculated as of the date such

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prepayment is tendered. Borrower agrees that the Prepayment Fee represents the reasonable estimate of Lender and Borrower of a fair average compensation for the loss that may be sustained by Lender as a result of a prohibited prepayment of this Note and it shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid under the Loan Documents.
     BORROWER EXPRESSLY (A) WAIVES ANY RIGHTS IT MAY HAVE UNDER CALIFORNIA CIVIL CODE SECTION 2954.10 TO PREPAY THIS NOTE, IN WHOLE OR IN PART, WITHOUT FEE OR PENALTY, UPON ACCELERATION OF THE MATURITY DATE OF THIS NOTE, AND (B) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF THIS NOTE IS MADE, UPON OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE OF THIS NOTE BY LENDER ON ACCOUNT OF ANY EVENT OF DEFAULT BY BORROWER UNDER ANY LOAN DOCUMENT, INCLUDING BUT NOT LIMITED TO ANY TRANSFER, FURTHER ENCUMBRANCE OR DISPOSITION WHICH IS PROHIBITED OR RESTRICTED BY THE DEED OF TRUST, THEN BORROWER SHALL BE OBLIGATED TO PAY CONCURRENTLY THE PREPAYMENT FEE SPECIFIED IN SECTION 9. BY INITIALING THIS PROVISION IN THE SPACE PROVIDED BELOW, BORROWER AGREES THAT LENDER’S AGREEMENT TO MAKE THE LOAN AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THIS NOTE CONSTITUTES ADEQUATE CONSIDERATION FOR THIS WAIVER AND AGREEMENT.
BORROWER’S INITIALS:
     11. Liability of Borrower. Notwithstanding anything to the contrary contained herein or in the Deed of Trust or other Loan Documents, upon the occurrence of an Event of Default, except as provided in this Section 11, Lender will look solely to the Property and the security under the Loan Documents for the repayment of the Loan and will not enforce a deficiency judgment against Borrower or any direct or indirect partner, member, shareholder or other holder of a beneficial interest in Borrower. However, nothing contained in this section shall limit the rights of Lender to proceed against Borrower (but not its partners, members, shareholders or other holders of any beneficial interests in Borrower) (i) to enforce any Leases entered into by Borrower or its affiliates as tenant, or guarantees, or other agreements entered into by Borrower in a capacity other than as borrower or any policies of insurance; (ii) to recover damages for fraud, intentional material misrepresentation or breach of warranty or intentional physical waste; (iii) to recover any condemnation proceeds or insurance proceeds or other similar funds which have been misapplied by Borrower or which, under the terms of the Loan Documents, should have been paid to Lender; (iv) to recover any tenant security deposits, tenant letters of credit or other deposits or fees paid to Borrower and not applied to rent or returned to the tenants pursuant to the terms of the tenant leases that are part of the collateral for the Loan or prepaid rents for a period of more than 30 days which have not been delivered to Lender; (v) to recover Rents and Profits (as defined in the Deed of Trust) received by Borrower during the period beginning six (6) months prior to the date a notice of acceleration of maturity of this Note is delivered to Borrower through the date Lender acquires title to the Property which have not been applied to the Loan or in accordance with the Loan Documents for leasing, repair, management, operating and maintenance expenses of the Property, insurance premiums, Imposition deposits, deposits into a reserve for replacements or taxes upon the Property or any other sum required to be paid under the Loan Documents, but only to the extent Rents and Profits were available but not so

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applied; (vi) to recover damages, costs and expenses arising from, or in connection with any breach of warranty by Borrower under Article VI of the Deed of Trust pertaining to hazardous materials or the Indemnity Agreement; (vii) to recover damages arising from Borrower’s failure to comply with Section 8.1 of the Deed of Trust pertaining to ERISA; and (viii) to recover any damages, costs, expenses or liabilities, including attorneys’ fees, incurred by Lender and arising from any order, consent decree or settlement relating to the cleanup of Hazardous Materials (as defined in the Deed of Trust), or any other “environmental provision” (as defined in California Code of Civil Procedure Section 736, as such Section may be amended from time to time) relating to the Property or any portion thereof. In accordance with California Code of Civil Procedure Section 726.5, as such Section may be amended from time to time, the foregoing shall not limit the right of Lender to waive the security of the Deed of Trust as to any parcel of Real Property that is “environmentally impaired” or is an “affected parcel” (as such terms are defined in such Section), and as to any Personal Property attached to such parcel, and thereafter to exercise against Borrower, to the extent permitted by such Section 726.5, the rights and remedies of an unsecured creditor, including reduction of Lender’s claim against Borrower to judgment, and any other rights and remedies permitted by law. If Lender exercises the rights and remedies of an unsecured creditor in accordance with the preceding sentence, Borrower promises to pay to Lender, on demand by Lender following such exercise, all amounts owed to Lender under any Loan Document, and Borrower agrees that it (but not any direct or indirect partner, member, shareholder or other holder of a beneficial interest in Borrower) will be personally liable for the payment of all such sums.
     Notwithstanding the foregoing, the limitation of liability set forth in this Section 11 shall not apply and the Loan shall be fully recourse to Borrower (but not to any direct or indirect partner, member, shareholder or other holder of a beneficial interest in Borrower) in the event that (i) Borrower does not provide the Letter of Credit as and when required under the Deed of Trust; provided, however that so long as Hines REIT 1515 S Street, LP or a Permitted Transferee is Borrower and Hines REIT Properties, L.P. is the Liable Party, then and in such event, such liability shall be limited to the amount of any deficiency judgment, which amount shall not exceed $5,000,000.00 plus any and all costs incurred by Lender in the enforcement and foreclosure of the Note and Deed of Trust, including, without limitation, attorneys’ fees; (ii) a Transfer occurs without the consent of Lender (other than a transfer which is permitted without Lender’s consent pursuant to the terms of Section 10.1 of the Deed of Trust), (iii) a Subordinate Financing occurs in violation of Section 10.2 of the Deed of Trust without the consent of Lender, (iv) Borrower commences a voluntary proceeding under applicable federal bankruptcy law, or (v) a collusive involuntary proceeding under applicable federal bankruptcy law is commenced against Borrower and is not dismissed within 120 days. In addition, this agreement shall not waive any rights which Lender would have under any provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Secured Indebtedness or to require that the Property shall continue to secure all of the Secured Indebtedness.
     12. Waiver by Borrower. Borrower and others who may become liable for the payment of all or any part of this Note, and each of them, waive diligence, demand, presentment for payment, notice of nonpayment (except any notice of nonpayment specifically required under the terms of this Note or the other Loan Documents), protest, notice of dishonor and notice of protest, notice of intent to accelerate and notice of acceleration and specifically consent to and waive notice of any amendments, modifications, renewals or extensions of this Note, including

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the granting of extension of time for payment, whether made to or in favor of Borrower or any other person or persons.
     13. Exercise of Rights. No single or partial exercise by Lender, or delay or omission in the exercise by Lender, of any right or remedy under the Loan Documents shall waive or limit the exercise of any such right or remedy. Lender shall at all times have the right to proceed against any portion of or interest in the Property in the manner that Lender may deem appropriate, without waiving any other rights or remedies. The release of any party under this Note shall not operate to release any other party which is liable under this Note and/or under the other Loan Documents or under the Indemnity Agreement.
     14. Fees and Expenses. If Borrower defaults under this Note, subject to the provisions of Section 11 above, Borrower (but not any direct or indirect partner, member, shareholder or other holder of a beneficial interest in Borrower) shall be liable for and shall pay to Lender, in addition to the sums stated above, the costs and expenses of enforcement and collection, including a reasonable sum as an attorney’s fee.
     15. No Amendments. This Note may not be modified or amended except in a writing executed by Borrower and Lender. No waivers shall be effective unless they are set forth in a writing signed by the party which is waiving a right. This Note and the other Loan Documents are the final expression of the lending relationship between Borrower and Lender, and there is no unwritten agreement with respect to the subject matter of the Loan.
     16. Governing Law. This Note is to be construed and enforced in accordance with the laws of the State of California.
     17. Construction. The words “Borrower” and “Lender” shall be deemed to include their respective heirs, representatives, successors and assigns, and shall denote the singular and/or plural, and the masculine and/or feminine, and natural and/or artificial persons, as appropriate. The provisions of this Note shall remain in full force and effect notwithstanding any changes in the shareholders, partners or members of Borrower. If more than one party is Borrower, the obligations of each party shall be joint and several. The captions in this Note are inserted only for convenience of reference and do not expand, limit or define the scope or intent of any section of this Note.
     18. Notices. All notices, demands, requests and consents permitted or required under this Note shall be given in the manner prescribed in the Deed of Trust.
     19. Time of the Essence. Time shall be of the essence with respect to all of Borrower’s obligations under this Note.
     20. Severability. If any provision of this Note should be held unenforceable or void, then that provision shall be deemed separable from the remaining provisions and shall not affect the validity of this Note, except that if that provision relates to the payment of any monetary sum, then Lender may, at its option, declare the Secured Indebtedness (together with the Prepayment Fee) immediately due and payable.
[remainder of page left intentionally blank]

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IN WITNESS WHEREOF, Borrower has executed this Note as of the Execution Date.

HINES REIT 1515 S Street LP, a Delaware limited partnership

By:	Hines REIT 1515 S Street GP LLC, a Delaware limited liability company, its general partner

	By:	Hines REIT Properties, L.P., a Delaware limited partnership, its sole member

		By:	Hines Real Estate Investment Trust, Inc. a Maryland corporation, its general partner

			By:	/s/ Charles N. Hazen

			Name:	Charles N. Hazen

			Title:	President

9

PROMISSORY NOTE
DEFINED TERMS

Execution Date: April 18, 2006	City and State of Signing: Houston, Texas

Loan Amount: Twenty Five Million and no/00 Dollars ($25,000,000.00) to be disbursed to Borrower on the Advance Date	Interest Rate: 5.68% per annum

Borrower: Hines REIT 1515 S Street LP, a Delaware limited partnership

Borrower’s Address:	c/o Hines Interests Limited Partnership
2800 Post Oak Blvd.
Suite 5000
Houston, Texas 77056
Attention: Charles N. Hazen

and

c/o Hines Interests Limited Partnership
101 California Street, Suite 1000
San Francisco, California 94111
Attn: James C. Buie

Liable Party:	Hines REIT Properties, L.P.

Liable Party’s Address:	c/o Hines Interests Limited Partnership
2800 Post Oak Blvd.
Suite 5000
Houston, Texas 77056
Attention: Charles N. Hazen

Lender:                    MetLife Bank, N.A., a national banking association

Lender’s Address:
c/o Metropolitan Life Insurance Company
10 Park Avenue
Morristown, New Jersey 07960
	Attention:	Senior Vice-President,
Real Estate Investments

And

c/o Metropolitan Life Insurance Company
400 South El Camino Real, 8thFloor
San Mateo, California 94402
	Attn:	Vice President

Maturity Date: May 1, 2011	Advance Date: The date funds are disbursed to Borrower.

Interest Only Period: The period from the Advance Date and ending on the Maturity Date.

Monthly Installment: Equal monthly installments of interest only at the Interest Rate each in the amount of $118,333.33.
Permitted Prepayment Period: The Loan may not be prepaid in whole or in part prior to the Maturity Date except as follows: During the 90 day period prior to the Maturity Date, Borrower may prepay the Loan, in whole but not in part, without a Prepayment Fee on not less than 10 days prior written notice (“Prepayment Notice”). In addition, commencing on the first day of the 19thmonth following the Advance Date (November 1, 2007), Borrower may prepay the Loan, in whole but not in part, with a Prepayment Fee on not less than 10 days’ prior written notice.

Late Charge: An amount equal to four cents ($.04) for each dollar that is overdue.	Default Rate: An annual rate equal to the lesser of (a) the Interest Rate plus four percent (4%), or (b) the maximum rate of interest allowed by law.

Note: This Promissory Note. Deed of Trust: Deed of Trust, Security Agreement, and Fixture Filing dated as of the Execution Date granted by Borrower to the Trustee named in the Deed of Trust for the benefit of Lender and MetLife(as defined in Section 3). Reserve Agreement: Reserve Agreement dated as of the Execution Date and executed by Borrower and Lender. Loan Documents: This Note, the MetLife Note (as defined in Section 3 hereof), the Deed of Trust, the Reserve Agreement, and any other documents executed by Borrower and related to this Note, the MetLife Note and/or the Deed of Trust and all renewals, amendments, modifications, restatements and extensions of these documents. Guaranty: Guaranty dated as of the Execution Date and executed by Liable Party for the benefit of Lender and MetLife. Indemnity Agreement: Unsecured Indemnity Agreement dated as of the Execution Date and executed by Borrower in favor of Lender and MetLife. The Unsecured Indemnity Agreement and Guaranty are not Loan Documents and shall survive repayment of the Loan and the MetLife Loan or other termination of the Loan Documents. MetLife Loan: The loan evidenced by the MetLife Note.
     FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender, at Lender’s Address or such other place as Lender may from time to time designate, the Loan Amount with interest payable in the manner described below, in money of the United States of America that at the time of payment shall be legal tender for payment of all obligations.
     Capitalized terms which are not defined in this Note shall have the meanings set forth in the Deed of Trust.
     21. Payment of Principal and Interest. Principal and interest under this Note shall be payable as follows:

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          (a) Interest on the funded portion of the Loan Amount shall accrue from the Advance Date at the Interest Rate;
          (b) Borrower shall pay accured interest on the Loan from the Advance Date through May 31, 2006, on June 1, 2006 and thereafter shall pay the Monthly Installment on the first day of each month until the Maturity Date; and,
          (c) On the Maturity Date, a final payment in the aggregate amount of the unpaid principal sum evidenced by this Note, all accrued and unpaid interest, and all other outstanding sums evidenced by this Note or secured by the Deed of Trust and/or any other Loan Documents (other than the MetLife Note) as well as any future advances under the Deed of Trust that may be made to or on behalf of Borrower by Lender following the Advance Date and which remain unpaid as the Maturity Date (collectively, the “Secured Indebtedness”), shall become immediately payable in full.
     Borrower acknowledges and agrees that, except for a prepayment permitted under the Loan Documents, the entire original Loan Amount shall be outstanding and due on the Maturity Date.
     Interest shall be calculated on the basis of a thirty (30) day month and a three hundred sixty (360) day year, except that (i) if the Advance Date occurs on a date other than the first day of a calendar month, interest payable for the period commencing on the Advance Date and ending on the last day of the month in which the Advance Date occurs shall be calculated on the basis of the actual number of days elapsed over a 365 day or 366 day year, as applicable, and (ii) if the Maturity Date occurs on a date other than the last day of the month, interest payable for the period commencing on the first day of the month in which the Maturity Date occurs and ending on the Maturity Date shall be calculated on the basis of the actual number of days elapsed over a 365 day or 366 day year, as applicable.
     22. Application of Payments. At the election of Lender, and to the extent permitted by law, all payments shall be applied in the order selected by Lender to any expenses, prepayment fees, late charges, escrow deposits and other sums then due and payable under the Loan Documents, and to unpaid interest at the Interest Rate or at the Default Rate, as applicable. The balance of any payments shall be applied to reduce the then unpaid Loan Amount.
     23. Security; the MetLife Note. The covenants of the Deed of Trust are incorporated by reference into this Note. This Note shall evidence, and the Deed of Trust shall secure, the Secured Indebtedness. The Deed of Trust also secures a separate Promissory Note of even date herewith in the principal amount of Twenty Million Dollars ($20,000,000) payable by Borrower to Metropolitan Life Insurance Company, a New York corporation (“MetLife”) (the “MetLife Note”).
     24. Late Charge. If any payment of interest, any payment of a Monthly Installment or any payment of a required escrow deposit is not paid within seven (7) days after the due date, Lender shall have the option to charge Borrower the Late Charge; provided that the Late Charge shall not be applicable with respect to any payment which is not made on the Maturity Date. The Late Charge is for the purpose of defraying the expenses incurred in connection with handling and processing delinquent payments and is payable in addition to any other remedy Lender may

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have. Unpaid Late Charges shall become part of the Secured Indebtedness and shall be added to any subsequent payments due under the Loan Documents.
     25. Acceleration Upon Default. At the option of Lender, if Borrower fails to pay any sum specified in this Note within seven (7) days after Lender shall have given written notice of such failure to Borrower (provided, however, such written notice shall not be required more than once in any period of twelve (12) consecutive months, and after such written notice shall have been given once during any such 12 month period, the provisions of this Section 5 shall be applicable to any such failure to pay such sums which continues for more than seven (7) days after the due date thereof and further provided such notice shall not be required for any payment which is not made on the Maturity Date), or if an Event of Default occurs, the Secured Indebtedness, and all other sums evidenced and/or secured by the Loan Documents, including without limitation any applicable Prepayment Fees (collectively, the “Accelerated Loan Amount”) shall become immediately due and payable.
     26. Interest Upon Default. The Accelerated Loan Amount shall bear interest at the Default Rate which shall never exceed the maximum rate of interest permitted to be contracted under the laws of California. The Default Rate shall commence upon the occurrence of an Event of Default and shall continue until all defaults are cured.
     27. Limitation on Interest. The agreements made by Borrower with respect to this Note and the other Loan Documents are expressly limited so that in no event shall the amount of interest received, charged or contracted for by Lender exceed the highest lawful amount of interest permissible under the laws applicable to the Loan. If at any time performance of any provision of this Note or the other Loan Documents results in the highest lawful rate of interest permissible under applicable laws being exceeded, then the amount of interest received, charged or contracted for by Lender shall automatically and without further action by any party be deemed to have been reduced to the highest lawful amount of interest then permissible under applicable laws. If Lender shall ever receive, charge or contract for, as interest, an amount which is unlawful, at Lender’s election, the amount of unlawful interest shall be refunded to Borrower (if actually paid) or applied to reduce the then unpaid Loan Amount. To the fullest extent permitted by applicable laws, any amounts contracted for, charged or received under the Loan Documents included for the purpose of determining whether the Interest Rate would exceed the highest lawful rate shall be calculated by allocating and spreading such interest to and over the full stated term of this Note.
     28. Prepayment. Borrower shall not have the right to prepay all or any portion of the Loan Amount at any time during the term of this Note except as expressly set forth in the Loan Documents. If Borrower provides a Prepayment Notice, the Accelerated Loan Amount shall become due and payable on the date specified in the Prepayment Notice; provided, however, that Borrower shall have the right, no more than twice per calendar year, to revoke any such notice, in which event the Accelerated Loan Amount shall not be due. In addition to the foregoing limitations on prepayment, this Note may not be prepaid without the simultaneous prepayment of the MetLife Note in accordance with its terms.
     29. Prepayment Fee. (a) Any tender of payment by Borrower or any other person or entity of the Secured Indebtedness, other than as expressly provided in the Loan Documents, shall constitute a prohibited prepayment. If a prepayment of all or any part of the Secured

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Indebtedness is made (i) following an Event of Default and an acceleration of the Maturity Date, (ii) subject to Section 9(d) below, following the application of money to the principal of the Loan after a casualty or condemnation, or (iii) in connection with a purchase of the Property or a repayment of the Secured Indebtedness in connection with a judicial or non-judicial foreclosure or sale of the Property, then to compensate Lender for the loss of the investment, Borrower shall pay an amount equal to the Prepayment Fee (as hereinafter defined).
          (a) The “Prepayment Fee” shall be the greater of (A) the Prepayment Ratio (as hereinafter defined) multiplied by the difference between (x) and (y), where (x) is the present value of all remaining payments of principal and interest including the outstanding principal due on the Maturity Date (assuming all such amounts would be paid 90 days prior to the Maturity Date), discounted at the rate which, when compounded monthly, is equivalent to the Treasury Rate plus 50 basis points compounded semi-annually, and (y) is the amount of the principal then outstanding, or (B) one percent (1%) of the amount of the principal being prepaid.
          (b) The “Treasury Rate” shall be the annualized yield on securities issued by the United States Treasury having a maturity equal to the remaining stated term of this Note, as quoted in the Federal Reserve Statistical Release [H. 15 (519)] under the heading “U.S. Government Securities — Treasury Constant Maturities” for the date which is 5 Business Days prior to the date on which prepayment is being made. If this rate is not available on such date, the Treasury Rate shall be determined by interpolating between the yield on securities of the next longer and next shorter maturity. If the Treasury Rate is no longer published, Lender shall select a comparable rate. Lender will, upon request, provide an estimate of the amount of the Prepayment Fee two weeks before the date of the scheduled prepayment.
          (c) The “Prepayment Ratio” shall be a fraction, the numerator of which shall be the amount of principal being prepaid, and the denominator of which shall be the principal then outstanding.
          (d) In the event of a casualty or condemnation, Borrower shall file a claim to recover from the insurer or condemning authority any Prepayment Fee which would be payable in connection with a prepayment of the Loan. If Borrower does not recover under its claim all or any portion of such Prepayment Fee (and such recovery shall not be deemed to have occurred unless such amounts recovered are determinable in some objective way as compensation for such Prepayment Fee), then the Prepayment Fee shall be reduced by the amount of such shortfall (and if there is no such recovery, no Prepayment Fee shall be due).
     30. Waiver of Right to Prepay Note Without Prepayment Fee. Borrower acknowledges that Lender has relied upon the anticipated investment return under this Note in entering into transactions with, and in making commitments to, third parties and that the tender of any prohibited prepayment, shall, to the extent permitted by law and not otherwise provided to the contrary in the Loan Documents, include the Prepayment Fee calculated as of the date such prepayment is tendered. Borrower agrees that the Prepayment Fee represents the reasonable estimate of Lender and Borrower of a fair average compensation for the loss that may be sustained by Lender as a result of a prohibited prepayment of this Note and it shall be paid

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without prejudice to the right of Lender to collect any other amounts provided to be paid under the Loan Documents.
     BORROWER EXPRESSLY (A) WAIVES ANY RIGHTS IT MAY HAVE UNDER CALIFORNIA CIVIL CODE SECTION 2954.10 TO PREPAY THIS NOTE, IN WHOLE OR IN PART, WITHOUT FEE OR PENALTY, UPON ACCELERATION OF THE MATURITY DATE OF THIS NOTE, AND (B) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF THIS NOTE IS MADE, UPON OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE OF THIS NOTE BY LENDER ON ACCOUNT OF ANY EVENT OF DEFAULT BY BORROWER UNDER ANY LOAN DOCUMENT, INCLUDING BUT NOT LIMITED TO ANY TRANSFER, FURTHER ENCUMBRANCE OR DISPOSITION WHICH IS PROHIBITED OR RESTRICTED BY THE DEED OF TRUST, THEN BORROWER SHALL BE OBLIGATED TO PAY CONCURRENTLY THE PREPAYMENT FEE SPECIFIED IN SECTION 9. BY INITIALING THIS PROVISION IN THE SPACE PROVIDED BELOW, BORROWER AGREES THAT LENDER’S AGREEMENT TO MAKE THE LOAN AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THIS NOTE CONSTITUTES ADEQUATE CONSIDERATION FOR THIS WAIVER AND AGREEMENT.
BORROWER’S INITIALS:________
     31. Liability of Borrower. Notwithstanding anything to the contrary contained herein or in the Deed of Trust or other Loan Documents, upon the occurrence of an Event of Default, except as provided in this Section 11, Lender will look solely to the Property and the security under the Loan Documents for the repayment of the Loan and will not enforce a deficiency judgment against Borrower or any direct or indirect partner, member, shareholder or other holder of a beneficial interest in Borrower. However, nothing contained in this section shall limit the rights of Lender to proceed against Borrower (but not its partners, members, shareholders or other holders of any beneficial interests in Borrower) (i) to enforce any Leases entered into by Borrower or its affiliates as tenant, or guarantees, or other agreements entered into by Borrower in a capacity other than as borrower or any policies of insurance; (ii) to recover damages for fraud, intentional material misrepresentation or breach of warranty or intentional physical waste; (iii) to recover any condemnation proceeds or insurance proceeds or other similar funds which have been misapplied by Borrower or which, under the terms of the Loan Documents, should have been paid to Lender; (iv) to recover any tenant security deposits, tenant letters of credit or other deposits or fees paid to Borrower and not applied to rent or returned to the tenants pursuant to the terms of the tenant leases that are part of the collateral for the Loan or prepaid rents for a period of more than 30 days which have not been delivered to Lender; (v) to recover Rents and Profits (as defined in the Deed of Trust) received by Borrower during the period beginning six (6) months prior to the date a notice of acceleration of maturity of this Note is delivered to Borrower through the date Lender acquires title to the Property which have not been applied to the Loan or in accordance with the Loan Documents for leasing, repair, management, operating and maintenance expenses of the Property, insurance premiums, Imposition deposits, deposits into a reserve for replacements or taxes upon the Property or any other sum required to be paid under the Loan Documents, but only to the extent Rents and Profits were available but not so applied; (vi) to recover damages, costs and expenses arising from, or in connection with any breach of warranty by Borrower under Article VI of the Deed of Trust pertaining to hazardous materials or the Indemnity Agreement; (vii) to recover damages arising from Borrower’s failure

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to comply with Section 8.1 of the Deed of Trust pertaining to ERISA; and (viii) to recover any damages, costs, expenses or liabilities, including attorneys’ fees, incurred by Lender and arising from any order, consent decree or settlement relating to the cleanup of Hazardous Materials (as defined in the Deed of Trust), or any other “environmental provision” (as defined in California Code of Civil Procedure Section 736, as such Section may be amended from time to time) relating to the Property or any portion thereof. In accordance with California Code of Civil Procedure Section 726.5, as such Section may be amended from time to time, the foregoing shall not limit the right of Lender to waive the security of the Deed of Trust as to any parcel of Real Property that is “environmentally impaired” or is an “affected parcel” (as such terms are defined in such Section), and as to any Personal Property attached to such parcel, and thereafter to exercise against Borrower, to the extent permitted by such Section 726.5, the rights and remedies of an unsecured creditor, including reduction of Lender’s claim against Borrower to judgment, and any other rights and remedies permitted by law. If Lender exercises the rights and remedies of an unsecured creditor in accordance with the preceding sentence, Borrower promises to pay to Lender, on demand by Lender following such exercise, all amounts owed to Lender under any Loan Document, and Borrower agrees that it (but not any direct or indirect partner, member, shareholder or other holder of a beneficial interest in Borrower) will be personally liable for the payment of all such sums.
     Notwithstanding the foregoing, the limitation of liability set forth in this Section 11 shall not apply and the Loan shall be fully recourse to Borrower (but not to any direct or indirect partner, member, shareholder or other holder of a beneficial interest in Borrower) in the event that (i) Borrower does not provide the Letter of Credit as and when required under the Deed of Trust; provided, however that so long as Hines REIT 1515 S Street, LP or a Permitted Transferee is Borrower and Hines REIT Properties, L.P. is the Liable Party, then and in such event, such liability shall be limited to the amount of any deficiency judgment, which amount shall not exceed $5,000,000.00 plus any and all costs incurred by Lender in the enforcement and foreclosure of the Note and Deed of Trust, including, without limitation, attorneys’ fees; (ii) a Transfer occurs without the consent of Lender (other than a transfer which is permitted without Lender’s consent pursuant to the terms of Section 10.1 of the Deed of Trust), (iii) a Subordinate Financing occurs in violation of Section 10.2 of the Deed of Trust without the consent of Lender, (iv) Borrower commences a voluntary proceeding under applicable federal bankruptcy law, or (v) a collusive involuntary proceeding under applicable federal bankruptcy law is commenced against Borrower and is not dismissed within 120 days. In addition, this agreement shall not waive any rights which Lender would have under any provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Secured Indebtedness or to require that the Property shall continue to secure all of the Secured Indebtedness.
     32. Waiver by Borrower. Borrower and others who may become liable for the payment of all or any part of this Note, and each of them, waive diligence, demand, presentment for payment, notice of nonpayment (except any notice of nonpayment specifically required under the terms of this Note or the other Loan Documents), protest, notice of dishonor and notice of protest, notice of intent to accelerate and notice of acceleration and specifically consent to and waive notice of any amendments, modifications, renewals or extensions of this Note, including the granting of extension of time for payment, whether made to or in favor of Borrower or any other person or persons.

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     33. Exercise of Rights. No single or partial exercise by Lender, or delay or omission in the exercise by Lender, of any right or remedy under the Loan Documents shall waive or limit the exercise of any such right or remedy. Lender shall at all times have the right to proceed against any portion of or interest in the Property in the manner that Lender may deem appropriate, without waiving any other rights or remedies. The release of any party under this Note shall not operate to release any other party which is liable under this Note and/or under the other Loan Documents or under the Indemnity Agreement.
     34. Fees and Expenses. If Borrower defaults under this Note, subject to the provisions of Section 11 above, Borrower (but not any direct or indirect partner, member, shareholder or other holder of a beneficial interest in Borrower) shall be liable for and shall pay to Lender, in addition to the sums stated above, the costs and expenses of enforcement and collection, including a reasonable sum as an attorney’s fee.
     35. No Amendments. This Note may not be modified or amended except in a writing executed by Borrower and Lender. No waivers shall be effective unless they are set forth in a writing signed by the party which is waiving a right. This Note and the other Loan Documents are the final expression of the lending relationship between Borrower and Lender, and there is no unwritten agreement with respect to the subject matter of the Loan.
     36. Governing Law. This Note is to be construed and enforced in accordance with the laws of the State of California.
     37. Construction. The words “Borrower” and “Lender” shall be deemed to include their respective heirs, representatives, successors and assigns, and shall denote the singular and/or plural, and the masculine and/or feminine, and natural and/or artificial persons, as appropriate. The provisions of this Note shall remain in full force and effect notwithstanding any changes in the shareholders, partners or members of Borrower. If more than one party is Borrower, the obligations of each party shall be joint and several. The captions in this Note are inserted only for convenience of reference and do not expand, limit or define the scope or intent of any section of this Note.
     38. Notices. All notices, demands, requests and consents permitted or required under this Note shall be given in the manner prescribed in the Deed of Trust.
     39. Time of the Essence. Time shall be of the essence with respect to all of Borrower’s obligations under this Note.
     40. Severability. If any provision of this Note should be held unenforceable or void, then that provision shall be deemed separable from the remaining provisions and shall not affect the validity of this Note, except that if that provision relates to the payment of any monetary sum, then Lender may, at its option, declare the Secured Indebtedness (together with the Prepayment Fee) immediately due and payable.
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     IN WITNESS WHEREOF, Borrower has executed this Note as of the Execution Date.

HINES REIT 1515 S Street LP,
a Delaware limited partnership

By:	Hines REIT 1515 S Street GP LLC,
a Delaware limited liability company,
its general partner

	By:	Hines REIT Properties, L.P.,
a Delaware limited partnership
its sole member

		By:	Hines Real Estate Investment Trust, Inc.,
a Maryland corporation
its general partner

			By:	/s/ Charles N. Hazen

			Name:	Charles N. Hazen

			Title:	President